Confidential Treatment Requested.
Confidential Material in this document has been redacted
and filed separately with the Commission.

Exhibit 10.4
LOAN AND SECURITY AGREEMENT
among
DIGITAL RECORDERS INC.
TWINVISIONS OF NORTH AMERICA, INC.
as Borrowers,
DRI CORPORATION
as Guarantor
and
BHC INTERIM FUNDING III, L.P.
as Lender
Dated  as of June 30, 2008

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page
5.4 Collateral Records	45

5.5 Account Covenants	45

5.6 Corporate Existence	46

5.7 Payment of Taxes	46

5.8 Maintenance of Properties; Insurance	46

5.9 Further Assurances	46

5.10 Collateral Locations	46

5.11 Use of Proceeds and Margin Security	46

5.12 Observer and Other Rights	46

5.13 Revisions or Updates to Schedules	46

5.14 Life Insurance	46

5.15 Accuracy of Information	46

5.16 Delivery of Certain Collateral; Requirements to Give Notice of Future Acquisition of Certain Collateral	46

5.17 Environmental Compliance	46

5.18 Violations	46

5.19 Payment of Indebtedness	46

5.20 Federal Securities Laws	46

SECTION 6 NEGATIVE COVENANTS	46

6.1 Indebtedness and Liabilities	46

6.2 Guaranties	46

6.3 Transfers, Liens and Related Matters.	46

(A) Transfers	46
(B) Liens	46
(C) No Pledge Restrictions	46

6.4 Restricted Payments	46

6.5 Restriction on Fundamental Changes	46

6.6 Transactions with Affiliates	46

6.7 Environmental Liabilities	46

6.8 Conduct of Business	46

6.9 Compliance with ERISA	46

6.10 Subsidiaries	46

6.11 Fiscal Year	46

-iv-

(continued)

Page
6.12 Press Release; Public Offering Materials	46

6.13 Payments on and Amendments to Subordinated Debt	46

6.14 Organizational Documents	46

6.15 No Impairment of Restricted Payments	46

6.16 Advances, Loans or Investments	46

6.17 Management or Consulting Fees	46

6.18 Financial Covenants	46

(A) Aggregate Indebtedness	46
(B) Fixed Charge Coverage Ratio	46
(C) Net Worth	46
(D) Leverage Ratio	46
(E) Capital Expenditures	46
(F) EBITDA	46

6.19 Negative Pledge	46

6.20 Leases	46

6.21 Membership/Partnership Interests	46

6.22 RTI	46

SECTION 7 DEFAULT, RIGHTS AND REMEDIES	46

7.1 Event of Default	46

(A) Payment	46
(B) Default in Other Agreements	46
(C) Breach of Certain Provisions; Loan Documents	46
(D) Breach of Warranty	46
(E) Bankruptcy; Appointment of Receiver, etc.	46
(F) Affiliate Bankruptcy	46
(G) Inability to Pay	46
(H) Liens	46
(I) Judgment and Attachments	46
(J) Dissolution	46
(K) Solvency	46
(L) Injunction	46
(M) Invalidity of Guaranty	46
(N) Licenses and Permits	46
(O) Forfeiture	46
(P) Change of Control	46
(Q) Financial Information	46
(R) Judicial Actions	46
(S) Operations	46
(T) Pension Plans	46
(U) Material Adverse Change	46

-v-

(continued)

Page
7.2 Acceleration	46

7.3 Remedies	46

7.4 Appointment of Attorney-in-Fact	46

7.5 Limitation on Duty of Lender with Respect to Collateral	46

7.6 Application of Proceeds	46

7.7 License of Intellectual Property	46

7.8 Waivers, Non-Exclusive Remedies	46

SECTION 8 MISCELLANEOUS	46

8.1 Assignments and Participations	46

8.2 Set Off	46

8.3 Expenses and Attorneys’ Fees	46

8.4 Indemnity	46

8.5 Amendments and Waivers	46

8.6 Notices	46

8.7 Survival of Warranties and Certain Agreements	46

8.8 Indulgence Not Waiver	46

8.9 Marshaling; Payments Set Aside	46

8.10 Entire Agreement	46

8.11 Independence of Covenants	46

8.12 Severability	46

8.13 Headings	46

8.14 APPLICABLE LAW	46

8.15 Successors and Assigns	46

8.16 No Fiduciary Relationship; Limitation of Liabilities	46

(A) No Fiduciary Relationship	46
(B) Limitation of Liabilities	46

8.17 CONSENT TO JURISDICTION	46

8.18 WAIVER OF JURY TRIAL	46

8.19 Construction	46

8.20 Counterparts; Effectiveness	46

8.21 No Duty	46

8.22 Communications by Borrowers to Lender	46

-vi-

(continued)

Page
8.23 Confidentiality	46

8.24 Electronic Execution of Loan Documents	46

8.25 Company Guarantors	46

-vii-

Exhibits and Schedules

Exhibit A	– Form of Warrant
Exhibit B	– Form of Compliance Certificate

Schedule 1.1(A)	– Liens
Schedule 3.1(A)	– Closing Deliveries
Schedule 4.1(A)	– Organization and Powers
Schedule 4.1(B)	– Capitalization
Schedule 4.2	– Consents
Schedule 4.3(B)	– Pro Forma and Projections
Schedule 4.4	– Indebtedness
Schedule 4.5	– Equipment and Inventory
Schedule 4.6	– Names
Schedule 4.7	– Locations; FEIN
Schedule 4.9	– Litigation; Adverse Facts
Schedule 4.11	– Agreements
Schedule 4.12	– Pension Benefit Plans and Multiemployer Plans
Schedule 4.13	– Intellectual Property
Schedule 4.14	– Broker’s Fees
Schedule 4.15	– Environmental Compliance
Schedule 4.18	– Insurance Certificates
Schedule 4.20	– Bank Accounts
Schedule 4.21	– Subsidiaries
Schedule 4.22	– Employee Matters
Schedule 4.24	– Receivables and Payables
Schedule 4.27	– Loans to Insiders
Schedule 4.29	– Licenses and Permits
Schedule 5.8	– Insurance Policies
Schedule 5.16(i)	– Chattel Paper, Instruments and Documents
Schedule 5.16(ii)	– Investment Property and Commodity Contracts
Schedule 5.16(iii)	– Letters of Credit and Letter of Credit Rights
Schedule 5.16(iv)	– Commercial Tort Claims
Schedule 6.2	– Guaranties
Schedule 6.16	– Permitted Investments

-viii-

The payment of and security for the principal amount of the indebtedness evidenced by this instrument and the interest accruing thereon is subordinated to other indebtedness pursuant to, and to the extent provided in, and is otherwise subject to the terms of, the Intercreditor Agreement, dated as of June 30, 2008, between BHC Interim Funding III L.P., as Junior Creditor, and PNC Bank, National Association, as Agent under the Revolving Credit and Security Agreement, as Senior Creditor, as the same may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time.
LOAN AND SECURITY AGREEMENT
     This LOAN AND SECURITY AGREEMENT is dated as of June 30, 2008 and entered into by and among DIGITAL RECORDERS, INC., a North Carolina corporation, TWINVISION OF NORTH AMERICA, INC., a North Carolina corporation, and any additional Loan Party that may hereafter be added to this Agreement as a borrower (each individually a “Borrower” and collectively “Borrowers”), DRI CORPORATION, a North Carolina corporation, and each Loan Party that may hereafter be added to this Agreement as a company guarantor (each individually a “Company Guarantor” and collectively “Company Guarantors”), and BHC INTERIM FUNDING III, L.P., a Delaware limited partnership (“Lender”), with offices at 444 Madison Avenue, New York, New York 10022.
RECITALS
     WHEREAS, Borrowers desire that Lender extend a term loan to Borrowers, the proceeds of which will be used by Borrowers pursuant to Section 2.2 hereof; and
     WHEREAS, Company Guarantors, each an Affiliate of Borrowers, have agreed to guaranty and act as surety for such term loan and the other indebtedness, liabilities and obligations of Borrowers hereunder and under the other Loan Documents; and
     WHEREAS, Loan Parties desire to secure their collective Obligations under the Loan Documents, including the indebtedness, liabilities and obligations of Company Guarantors under the Company Guaranty, by, inter alia, granting to Lender a security interest in and lien upon all of the property and assets of the Loan Parties; and
     WHEREAS, Parent has agreed to sell to Lender a warrant in the form of Exhibit A hereto to purchase a certain number of shares of Capital Stock (as defined in Section 1 hereof) of the Parent (the “Warrant”).
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers and the other Loan Parties and Lender agree as follows:
SECTION 1 DEFINITIONS
     1.1 UCC Definitions. Unless otherwise defined herein, the following terms shall have the respective meanings given to them in Article 8 and/or Article 9 of the UCC: Accessions, Accounts, Account Debtor, Chattel Paper (and Electronic Chattel Paper and Tangible Chattel Paper), Commercial Tort Claim, Commodity Account, Commodity Contract,

Deposit Account, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Financial Assets, Instruments, Inventory, Investment Property, Letter of Credit Rights, Money, Negotiable Instruments, Payment Intangibles, Proceeds, Promissory Notes, Records, Securities Account, Security (and Certificated Security and Uncertificated Security), Security Entitlement, Software and Supporting Obligations.
     1.2 Accounting Definitions and Financial Statements. As used in this Agreement, the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.3 or elsewhere in this Agreement shall have the respective meanings given to them under GAAP. All financial statements and other financial information furnished to Lender pursuant to Section 5.1 shall be prepared in accordance with GAAP and past practices, consistently applied. Notwithstanding anything to the contrary contained in the foregoing, for the purposes of calculating Loan Parties’ compliance with the financial covenants set forth in Section 6.18 hereof and determining the meaning of any accounting term not otherwise defined hereunder and used in the definitions and in the calculation of such financial covenants, “GAAP” shall mean generally accepted accounting principles in effect on and consistent with those used in the preparation of the audited Financial Statements for the Fiscal Year ended on the Reference Date, provided that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 6.18 hereof or the definition of any such term defined under GAAP used in such calculations, Lender and Loan Party shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Lender and Loan Party after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, provided further that, until any such amendments have been agreed upon, the covenants in Section 6.18 hereof shall be calculated as if no such change in GAAP had occurred and in any such circumstances, Loan Party shall provide additional financial statements or supplements thereto, attachments to compliance certificates and/or calculations regarding financial covenants as Lender may reasonably require in order to provide the appropriate financial information to be provided hereunder with respect to Loan Party both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants in accordance with the foregoing proviso.
     1.3 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:
          “Accountants” shall have the meaning set forth in Section 5.1(D) hereof.
          “Affiliate” means, as to any Person (specifically including any Loan Party), (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, contract or otherwise.

          “Agreement” means this Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified, extended, or renewed from time to time.
          “Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Authority, and all orders, judgments and decrees of all courts and arbitrators.
          “Asset Disposition” means the disposition, in any transaction or series of related transactions, whether by sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition or exchange of any of the assets of any Loan Party or any Subsidiary (whether such assets are now owned or hereafter acquired), including, without limitation, the Capital Stock of any Loan Party or any Subsidiary, in each case whether or not consideration therefor consists of cash, Securities or other assets owned by the acquiring Loan Party, but excluding any sale or lease by any Loan Party in the ordinary course of business of any of such Loan Party’s Inventory normally held by such Loan Party for any such purpose.
          “Authority” shall have the meaning set forth in Section 5.1(J).
          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Board” means, as to any Person other than an individual, the board of directors (or any equivalent body of partners, members or managers having governance and management over such Person).
          “Borrower” and “Borrowers” shall have the meanings assigned to such terms in the preamble to this Agreement and shall extend to all successors and permitted assigns of each such Borrower.
          “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in such state are permitted to be closed.
          “Capital Expenditures” means expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures, provided that “Capital Expenditures” shall not include the cost of development of software or products, to the extent such costs are required to be capitalized in accordance with GAAP.
          “Capitalized Lease” means: (a) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of Borrowers and their consolidated Subsidiaries, and (b) any other such lease, the obligations under which are capitalized on the balance sheet of Borrowers and their consolidated Subsidiaries.
          “Capitalized Lease Obligation” means any and all indebtedness, obligations and indebtedness under any Capitalized Lease.
          “Capital Stock” means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
          “Cast Master Mobitec” means Cast Master Mobitec India Pvt Ltd, an Indian corporation.
          “Casualty Event” means the occurrence of any of the following events: (i) any asset or property owned by any Loan Party is damaged or destroyed, or suffers any other loss or (ii) any asset or property owned by any Loan Party is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose for which such asset or property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise.
          “Change of Control” means any of the following: (a) the failure of David Turney to remain actively engaged in the management of Borrowers or Parent and to hold the positions held on the Closing Date, including as an officer and director; (b) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), shall have acquired beneficial ownership of 20% or more on a fully diluted basis of the voting and/or economic interest in Parent’s Capital Stock, (b) the Board of Parent shall cease to consist of a majority of Continuing Directors, (c) other than as permitted by Section 6.5, any merger or consolidation of or with any Loan Party or sale of all or substantially all of the property or assets of any Loan Party or (d) Parent ceases to own (i) 100% of the Capital Stock of either Borrower, (ii) directly or indirectly, 100% of any Foreign Subsidiary (other than Mobitec Brazil or Cast Master Mobitec), (iii) (1) for the period beginning on the Closing Date and ending on the date immediately preceding the date on which Mobitec AB purchases the fifty percent (50%) of Mobitec Brazil that Mobitec AB does not own as of the date hereof, 50% of Mobitec Brazil and (2) on and after the date on which Mobitec AB purchases the fifty percent (50%) of Mobitec Brazil that Mobitec AB does not own as of the date hereof, 100% of Mobitec Brazil or (iv) at least 51% of Cast Master Mobitec.
          “Charges” means all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.
          “Closing Date” means June 30, 2008.
          “Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
          “Collateral” means, collectively, any and all assets of any Loan Party or any other Guarantor on which a Lien in favor of Lender has been created and/or granted to secure the Obligations under the Loan Documents, specifically including without limitation, the property and assets of each Loan Party described in Section 2.6.
          “Commitment Letter” means the commitment letter issued by Lender to Parent on June 6, 2008.
          “Company Guarantors” shall have the meaning assigned to that term in the preamble to this Agreement and shall extend to all successors and permitted assigns of each such Loan Party.
          “Company Guaranty” means that certain Continuing Unconditional Guaranty dated as of the date hereof executed by Company Guarantors on a joint and several basis in favor of Lender with respect to the Obligations, as the same may be amended, restated, supplemented or otherwise modified, extended or renewed from time to time.
          “Compliance Certificate” means a compliance certificate in the form of Exhibit B hereto, to be signed by the Chief Financial Officer or Controller of Parent, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such default and, such certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.1, 6.4, 6.16, 6.18 and 6.22.
          “Confidential Information” has the meaning assigned to that term in Section 8.23.
          “Consents” means all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Loan Documents or the Senior Lien Financing Documents, including any Consents required under all applicable federal, state or other Applicable Law.
          “Continuing Directors” means the directors of Parent on the Closing Date and each other director if such director’s nomination for the election to the Board of Parent is recommended by a majority of the then Continuing Directors.

          “control” means, with respect to any Person (other than an individual), the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of any Capital Stock and/or the ability to exercise voting power, by contract or otherwise, and “controlling” and “controlled” and “under common control”, with respect to any Person (other than an individual), have meanings correlative thereto.
          “Controlled Group” means, at any time, each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.
          “Customer” means and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.
          “Default” means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default.
          “Default Rate” has the meaning assigned to that term in Section 2.3(A).
          “Disability” means, with respect to any individual Person, if as a result of a physical or mental disability, injury or sickness, such Person is unable to perform the essential functions of his duties for any Loan Party for a period or periods aggregating one hundred twenty (120) days during any twelve month period, or such longer period as may be required by applicable employment laws.
          “DRI Europa” means DRI Europa AB, a Swedish corporation.
          “EBITDA” shall mean for any Person (which may include on a consolidated basis Subsidiaries of such Person) for any period the sum of (i) net income (or loss) of such Person for such period (excluding extraordinary gains), provided that that the Loan Parties shall not be permitted to increase net income by any expenses allocated to Foreign Subsidiaries during such period unless such Loan Party has been reimbursed in cash during such period for such allocated expenses, plus (ii) all interest expense of such Person for such period, plus (iii) all charges against income of such Person for such period for federal, state and local taxes actually paid plus (iv) depreciation expenses for such period, plus (v) amortization expenses for such period.
          “Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan) which (a) is maintained for employees of any member of the ERISA Affiliate Group or (b) has at any time within the preceding six (6) years been maintained for the employees of any current of former member of the ERISA Affiliate Group.

          “Environmental Claims” means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.
          “Environmental Complaint” shall have the meaning set forth in Section 5.1(J) hereof.
          “Environmental Laws” means any present or future Laws (as implemented and as interpreted) governing the manufacture, possession, generation, processing, treatment, control, removal, disposal, disposition, storage, transportation, handling, spill, release or discharge of, or the abatement or remediation of or any corrective or response action relating to, Hazardous Materials, including as provided in the provisions of (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, (42 U.S.C. §§ 9601 et seq), (b) the United States federal Solid Waste Disposal Act, (c) the United States federal Clean Water Act, (d) the United States federal Clean Air Act, (e) the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801, et seq.), (f) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), (g) the United States federal Water Pollution Control Act Amendments of 1972, (h) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.), (i) any and all comparable and/or similar Laws of any foreign government (whether of any foreign national government or any agency or instrumentality of or province, county, district, department, subdivision or local unit of any such foreign national government), (j) the rules, regulations and ordinances of the United States Environmental Protection Agency, (or any equivalent environmental regulatory or protection agency or instrumentality of any state, territorial, provincial, local or foreign government), and any departments of health services, regional water quality control boards, state water resources control boards, and/or cities in which any Loan Party’s or Subsidiary’s assets are located and (k) any consent orders or consent decrees or any similar voluntary agreements entered into between any applicable Person and any applicable Governmental Authority (specifically including the United States Environmental Protection Agency, (or any equivalent environmental regulatory or protection agency or instrumentality of any state, territorial, provincial, local or foreign government), or any injunctions, orders or decrees issued by any such applicable Governmental Authority with respect to any such applicable Person and/or its property and assets, regarding the manufacture, possession, generation, processing, treatment, control, removal, disposal, disposition, storage, transportation, handling, spill, release or discharge of, or the abatement or remediation of or any corrective or response action relating to, Hazardous Materials by such applicable Person and/or on any real property owned or operated by such applicable Person.
          “Equipment” means and include as to each Loan Party all of such Loan Party’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

          “ERISA Affiliate Group” means, collectively, (i) Loan Parties, (ii) any Person who is or was at any time within the preceding six (6) years a Subsidiary of any Loan Party and (iii) any other Person (and/or unincorporated trade or business) which either now is, or was, at any time within the preceding six (6) years, treated as a single employer together with any one or more of the Loan Parties or any such Subsidiaries (or former Subsidiaries) of Loan Parties within the meaning of Section 414(b) and (c) of the Code.
          “Event of Default” means any of the events set forth in Section 7.1.
          “Excess Interest” has the meaning assigned to that term in Section 2.3(C).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Financial Statements” means (a) the audited consolidated and consolidating balance sheet of Borrowers and their consolidated Subsidiaries for the Fiscal Year ended on the Reference Date, and the related consolidated and consolidating statement of operations and cash flows for Borrowers and their consolidated Subsidiaries for the Fiscal Year then ended as prepared by Borrowers’ independent certified public accountants, and (b) the unaudited consolidated and consolidating balance sheet of Borrowers and their consolidated Subsidiaries for the period ended March 31, 2008, and the related consolidated and consolidating statement of operations and cash flows for Borrowers and their consolidated Subsidiaries for such period then ended prepared by Borrowers’ management.
          “Fiscal Year” means each twelve month fiscal measurement period for the Loan Parties and their consolidated Subsidiaries ending on the last day of December in each year.
          “Fixed Charge Coverage Ratio” means and includes, with respect to any fiscal period, the ratio of (a) EBITDA of the Loan Parties on a Consolidated Basis minus Unfinanced Capital Expenditures made by the Loan Parties during such period minus cash taxes paid by the Loan Parties during such period minus all dividends and distributions paid by the Loan Parties during such period to (b) all Senior Debt Payments plus all Subordinated Debt Payments made during such period.
          “Foreign Subsidiary” means any Subsidiary of any Loan Party that is organized in a jurisdiction outside of the United States of America.
          “Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capitalized Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of each Loan Party, the Obligations and, without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons.

          “GAAP” means, subject to the application of Section 1.2, generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.
          “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, territorial, provincial or local, and any agency, authority, division, department, instrumentality, regulatory body, court (including any administrative court) or other judicial body or judicial authority, central bank or other entity exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any government.
          “Guarantees” means, collectively, the Company Guaranty and any other unconditional guaranty and suretyship agreement executed by any other Guarantor in favor of Lender, pursuant to each of which the respective Guarantor(s) shall give a continuing and unconditional agreement to guaranty and stand surety for the Obligations, whether any such guaranty and suretyship agreement shall be executed as of the date hereof or at any time in the future, as any such agreement may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time.
          “Guarantors” means, collectively, the Company Guarantors and any other Person that may hereafter from time to time execute any guaranty and suretyship agreement in favor of Lender with respect to the Obligations, and shall extend to all heirs, estates, successors and permitted assigns of each such Person.
          “Guarantor Security Documents” means, collectively, those various agreements, instruments and documents, including all security agreements, charging agreements, mortgages, etc., which may from time to time be executed by the respective Guarantors pursuant to which each such Guarantor shall grant Liens to Lender in such of its assets, real and/or personal, tangible and/or intangible, described therein as security for the payment and performance of the Obligations, as each such agreement, instrument or document may be amended, restated, supplemented or otherwise modified from time to time, and shall specifically include, as to Company Guarantors, this Agreement, pursuant to which each such Company Guarantor shall grant Liens to Lender in all of its assets, real and personal, tangible and intangible, as security for the payment and performance of the Obligations.
          “Hazardous Discharge” shall have the meaning set forth in Section 5.1(J) hereof.
          “Hazardous Material” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or significant adverse effect on human health or are otherwise subject to regulation under any Environmental Laws, (b) oil, petroleum or petroleum derived substances or products, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (c) any flammable explosives, radon or any radioactive materials, (d)  asbestos in any form, methane, urea formaldehyde foam insulation, polychlorinated biphenyls (or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls) or lead based paint, (e) all waste materials subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, (42 U.S.C. §§9601 et seq),  the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and any other applicable federal and state Laws now in force or hereafter enacted relating to hazardous waste disposal.
          “Hedging Agreement” means any interest rate, foreign currency, commodity or equity, swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
          “Indebtedness”, as applied to any Person, means without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, drafts or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business due and payable no more than six (6) months from the date of incurrence of such obligation), (f) all indebtedness of others of a type described in any other clause of this definition secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person or is non-recourse to such Person, (g) all direct or indirect guarantees, endorsements (other than for collection or deposit in the ordinary course of business), discountings with recourse or sales with recourse by such Person of indebtedness of others of a type described in any other clause of this definition, (h) that portion of any Capital Lease Obligations that are properly classified as a liability on a balance sheet in conformity with GAAP, (i) all obligations, contingent or otherwise, of such Person in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings, (k) all obligations of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof (other than such Person) will be paid or discharged, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, and (l) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Hedging Agreement. The Indebtedness of Loan Parties and their Subsidiaries shall include the Indebtedness of any other entity (including any partnership in which any Loan Party or any of its Subsidiaries is a general partner) to the extent such Loan Party or Subsidiary is liable therefor as a result of such Loan Party’s or Subsidiary’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Loan Party or Subsidiary is not liable therefor.

          “Indemnified Taxes” means all Taxes arising from any payment made hereunder or under any other Loan Document.
          “Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.
          “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, between Lender and Senior Lien Lender, as the same may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time.
          “Interest Expense” means for Borrowers and their Subsidiaries, on a consolidated basis, for any period, the sum of all interest expense paid or required by its terms to be paid during such period, as determined in accordance with GAAP.
          “Inventory” means and include as to each Loan Party all of such Loan Party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.
          “Law” means, collectively, all statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions (in each case whether federal, state, provincial, territorial, local and foreign) applicable in any relevant circumstance to any relevant Person (specifically including any Loan Party), any relevant property and/or assets (specifically including any property and/or assets of any Loan Party) or any relevant interest (including any Lien) in any such relevant property and/or assets, and/or any relevant agreement, contract, instrument or document (specifically including this Agreement and each other Loan Document), including all applicable common law and equitable principles, all provisions of all applicable federal, state, provincial, territorial, local and foreign constitutions, and all orders, judgments, injunctions and decrees of all relevant courts and other Governmental Authorities and other arbitrators with respect to such relevant Person or relevant property or assets and all consent orders and consent decrees and all similar voluntary agreements entered into between any relevant Person and any applicable Governmental Authority with respect to such relevant Person or relevant property or assets.

          “Late Maturity Payment Fee” has the meaning assigned to that term in Section 2.4(B).
          “Late Monthly Payment Fee” has the meaning assigned to that term in Section 2.4(C).
          “Lender” means BHC Interim Funding III, L.P., and shall extend to all successors and permitted assigns thereof.
          “Liabilities” shall have the meaning given that term in accordance with GAAP and shall include all Indebtedness.
          “Life Insurance Policy” has the meaning assigned to that term in Section 5.16.
          “Lien” means any lien (whether statutory or otherwise), mortgage, deed of trust, pledge, hypothecation, assignment, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).
          “Loan Documents” means this Agreement, the Term Note, the Warrant, the Pledge Agreement, the Guaranties, the Guarantor Security Documents, and all other instruments, documents, guaranties and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for Lender in connection with this Agreement, the Term Loan or any other transaction contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.
          “Loan Parties on a Consolidated Basis” means the consolidation in accordance with GAAP of the accounts or other items of Parent and the Borrowers (and excluding, for the avoidance of doubt, any Foreign Subsidiaries of Parent).
          “Loan Party” means, collectively, Borrowers and Company Guarantors, and shall extend to all successors and permitted assigns of each such Person.
          “Material Adverse Effect” means a material adverse effect upon /or material adverse developments with respect to (a)  the validity or enforceability against a Loan Party of a Loan Document to which it is a party, (b) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of any Loan Party, (c) any Loan Party’s ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (d) the value of the Collateral, or Lender’s Liens on the Collateral or the priority of any such Lien or (e) the practical realization of the benefits of Lender’s rights and remedies under this Agreement and the Loan Documents.
          “Maturity Date” means June 30, 2011.
          “Maximum Rate” has the meaning assigned to that term in Section 2.3(C).
          “Mobitec AB” means Mobitec AB, a Swedish corporation.

          “Mobitec AB Loan” means a loan in a principal amount not to exceed $2,000,000 made by Borrowers to Parent and then by Parent to its Foreign Subsidiaries on or after the Closing Date for the purpose of (i) purchasing the fifty percent (50%) of Mobitec Brazil not currently owned by Parent’s Subsidiaries or (ii) making the Mobitec AB Loan Repayment.
          “Mobitec AB Loan Repayment” means the repayment of Indebtedness owed by Mobitec AB to its lender.
          “Mobitec Australia” means Mobitec Australia Pty Ltd, an Australian corporation.
          “Mobitec Brazil” means Mobitec Brazil Ltd, a Brazilian corporation.
          “Mobitec GMBH” means Mobitec GMBH a German corporation.
          “Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA and to which (i) any member of the ERISA Affiliate Group is currently making or accruing an obligation to make contribution; or (ii) any current or former member of the ERISA Affiliate Group has at any time within the preceding six (6) years made contributions.
          “Multiple Employer Plan” means a Pension Benefit Plan which has two or more contributing sponsors (including any Loan Party or Subsidiary or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
          “Net Cash Proceeds” means (i) with respect to any issuance or sale of any equity or debt securities or instruments by any Loan Party or any other financing obtained by any other Loan Party the aggregate cash proceeds received by the applicable Loan Party in respect of such Asset Disposition, net of reasonable direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) incurred by Loan Parties in connection with such Asset Disposition, (ii) with respect to any Asset Disposition relating to any property of any Loan Party, the aggregate cash proceeds received by the applicable Loan Party in respect of such Asset Disposition, net of (a) reasonable direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) incurred by Loan Parties in connection with such Asset Disposition, (b) repayment of any Indebtedness secured by such property or asset (other than the Obligations and the Senior Indebtedness) that is permitted to be outstanding hereunder and (c) taxes paid or payable as a result thereof (it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the applicable Loan Party in any such Asset Disposition), and (iii) with respect to any Casualty Event affecting any property of any Loan Party, the aggregate cash proceeds received by the applicable Loan Party in respect of such Casualty Event (whether as the proceeds of any insurance, payment of any condemnation or takings compensation by any Governmental Authority or otherwise), net of (a) reasonable direct costs (including, without limitation, legal fees) incurred by Loan Parties in obtaining such cash proceeds in respect of such Casualty Event and (b) repayment of any Indebtedness secured by such property or asset (other than the Obligations and the Senior Indebtedness) that is permitted to be outstanding hereunder; provided, that, notwithstanding anything to the contrary contained in the foregoing, “Net Cash Proceeds” shall also exclude any cash proceeds of any such sale or issuance of equity or debt securities, other financing, Asset Disposition or Casualty Event that are required to be used to repay and/or prepay the Senior Indebtedness under the terms and conditions of the Senior Lien Financing Documents (but only to the extent such payment or repayment is mandatory under the Senior Lien Financing Documents and not including any further voluntary repayment or prepayment of the Senior Indebtedness made with such cash proceeds) and the Intercreditor Agreement.
          “Net Worth” means the excess of total assets over total liabilities for Loan Parties on a Consolidated Basis determined in conformity with GAAP.
          “Obligations” means all loans, advances, debts, covenants, duties, obligations, liabilities and indebtedness of every kind or nature of each and every Loan Party from time to time now or hereafter owed to Lender under the Loan Documents, specifically including the Term Loan and also specifically including all accrued and unpaid interest on the Term Loan and fees (including the Termination Fee) owing to, and all obligations and liabilities for the costs and expenses of, Lender (in each such case as and to the full extent provided for under the Loan Documents), all whether primary or secondary, direct or contingent, fixed or otherwise, and all whether heretofore, now and/or from time to time hereafter owing, due and/or payable, including any interest, fees, costs and expenses accruing under the Loan Documents after default, maturity and/or judgment, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, receivership, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); provided, however, that the Obligations shall specifically include any and all of such foregoing described debts, covenants, duties, obligations, liabilities and indebtedness of each Loan Party under the Company Guaranty.
          “Officers Certificate” has the meaning assigned to that term in Section 5.1(E).
          “Ordinary Course of Business” means with respect to any Loan Party, the ordinary course of such Loan Party’s business as conducted on the Closing Date.
          “Organizational Documents” means, as to any Person, collectively: (a) any articles or certificate of incorporation, organization or formation of such Person, (b) any bylaws, operating agreement, limited liability agreement or partnership agreement of such Person and (c) any other applicable documents relating to such Person’s organization or formation as a legal entity or to the entity governance matters of such Person (including any shareholders’ or equity holders’ agreement to which such Person and/or its shareholders’ or equity holders’ are a party).
          “Other Taxes” means all present or future stamp or documentary taxes or any excise, property or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document and any interest, penalties or additions to tax related thereto.
          “Parent” means DRI Corporation, a North Carolina corporation.
          “Payment Date” shall have the meaning given such term in Section 2.4(D).

          “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
          “Pension Benefit Plan” means at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Affiliate Group for the employees of any of them; or (ii) has at any time within the preceding six (6) years been maintained by any current or former member of the ERISA Affiliate Group for employees of any entity which was at such time a member of the ERISA Affiliate Group.
          “Permitted Encumbrances” means the following types of Liens:
     (A) Liens securing the Obligations;
     (B) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested;
     (C) Liens described on Schedule 1.1A, provided that such Liens shall secure only those obligations which they secure on the Closing Date (and extensions, renewals and refinancings of such obligations permitted by Section 6.1) and shall not subsequently apply to any other property or assets of any Loan Party;
     (D) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance;
     (E) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business;
     (F) Liens arising by virtue of the rendition, entry or issuance against any Loan Party or any Subsidiary, or any property of any Loan Party or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien (x) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (y) is at all times junior in priority to any Liens in favor of Lender;
     (G) mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being contested in good faith by the applicable Loan Party;
     (H) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such Lien shall not encumber any other property of any Loan Party and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any Fiscal Year shall not exceed the amount provided for in Section 6.18(E);
     (I) Liens in favor of the Senior Lien Lender, so long as such Liens are subject to the Intercreditor Agreement;

     (J) easements, zoning restrictions, rights-of-way and similar encumbrances on real property and minor irregularities in the title thereto that either (i) are in existence on the date hereof and, in the case of any real property that is part of the Collateral on the date hereof, have been accepted by Lender as an exception under any policy of title insurance issued to Lender to secure its Lien on such real property or (ii) are hereafter imposed by law or hereafter arise in the ordinary course of business, and in any such case under clause (i) or (ii) do not (1) secure Indebtedness or any other obligations for the payment of money or (2) materially adversely impair the value of such property or its use by any Loan Party in the normal conduct of such Person’s business; and
     (K) Other Liens permitted to be incurred by any Loan Party pursuant to the terms of this Agreement or any other Loan Document.
          “Permitted Investments” means: (a) investments of Loan Parties outstanding on the date hereof and listed on Schedule 6.16, (b) obligations issued or guaranteed by the United States of America or any agency thereof, (c) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (d) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (e) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (f) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, investments by a Loan Party in any other Loan Party (other than Parent), (g) investments consisting of the accounts receivable of any Loan Party arising and trade credit granted by any Loan Party in the ordinary course of business, and (2) any securities received by any Loan Party from financially troubled Account Debtors in complete or partial satisfaction of any such accounts receivable or trade credit of any Loan Party, (h) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with Borrower’s past practices; (i) investments pursuant to or arising under Hedging Agreements entered into for the purpose of hedging any actual interest rate or commodity risks of the applicable Loan Party arising in the ordinary course of business for such Loan Party and not for investment or speculative purposes; and (j) loans permitted by Section 6.16.
          “Permitted Refinancing Indebtedness” means Indebtedness of Borrower used to prepay the Obligations pursuant to Section 2.5(D)(i).
          “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.
          “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan), maintained for employees of any Loan Party or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.
          “Pledge Agreement” means the Collateral Pledge Agreement executed by the Pledgor, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time.
          “Pledged Collateral” shall have the meaning given such term in the Pledge Agreement, and shall in any event include any and all Capital Stock issued by each Borrower and RTI and sixty five percent (65%) of the Capital Stock of each Foreign Subsidiary.
          “Pledgor” means, collectively, Parent, DRI Europa, Mobitec AB and each other Person who shall from time to time hereafter become a party to the Pledge Agreement, and shall extend to all heirs, estates, successors and permitted assigns (in each case as applicable) of each such Person.
          “Pro Forma Balance Sheet” shall have the meaning given such term in Section 4.3(B).
          “Pro Forma Financial Statements” shall have the meaning given such term in Section 4.3(B).
          “Projections” shall have the meaning given such term in Section 4.3(B) .
          “Properly Contested” means, in the case of any Indebtedness and/or any other liability of any Loan Party (including any taxes) that is not paid as and when due and payable by reason of such Loan Party’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness or liability is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Loan Party has established appropriate reserves with respect to its contingent obligations for such Indebtedness or liability as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness or liability shall not have a Material Adverse Effect and shall not result in the forfeiture of any assets of such Loan Party; (iv) no Lien is imposed upon any of such Loan Party’s assets with respect to such Indebtedness or liability, or, if any such Lien is so imposed, enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute, and, if the Lien is imposed with respect to any property or assets that are part of the Collateral, such Lien shall not be senior in priority to Lender’s Liens in the Collateral with respect to any Obligations incurred through the date the applicable Loan Party shall have commenced such contest; (v) if such Indebtedness or liability results from, or is determined by the entry, rendition or issuance against a Loan Party or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Loan Party, such Loan Party forthwith and promptly pays such Indebtedness or liability and all penalties, interest and other amounts due in connection therewith. Furthermore, no such Indebtedness or liability shall be deemed to be “Properly Contested” hereunder unless the applicable Parties shall give written notice to Lender promptly upon (1) the commencement of any such contest proceedings (which such notice shall include information as to whether any Lien will be imposed on any assets or property of the applicable Loan Party during the pendency of any such contest proceedings and whether or not such Lien will have priority over Lender’s Liens in the Collateral with respect to any Obligations, whether such Obligations are incurred prior to, during, or after the commencement of such contest proceedings), (2) upon any development or determination or decision that is materially adverse to the interests of the applicable Loan Party and/or any of its property or assets in such contest proceeding, and (3) upon the resolution of such contest proceeding.
          “Real Property” means all of each Loan Party’s right, title and interest in and to the owned and leased premises identified on Schedule 4.7 hereto or which is hereafter owned or leased by any Loan Party.
          “Receivables” means and include, as to each Loan Party, all of such Loan Party’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.
          “Reference Date” means December 31, 2007.
          “Reportable Event” means a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.
          “Restricted Payment” means: (a) any declaration or payment of any dividend or other distribution or return of equity capital, direct or indirect, on account of any shares or other interest of any class of the Capital Stock of any Loan Party or any Subsidiary now or hereafter outstanding, or the authorization or incurrence of any liability to make any other payment, distribution or delivery of other Property in respect of any shares or other interest of any class of the Capital Stock of any Loan Party or any Subsidiary, except a dividend payable solely with shares or other interests of the Capital Stock of the applicable Loan Party or Subsidiary on which such dividend is declared or distribution made, (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any shares or other interests of any class of the Capital Stock of Borrower any Loan Party or any Subsidiary now or hereafter outstanding, or any payment to any sinking fund or similar payment or setting aside of any funds for any of the forgoing purposes, or the issuance of a notice of an intention to do any of the foregoing, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants (excluding however, the Warrant), options or other rights to acquire shares or other interest of any class of the Capital Stock of any Loan Party or any Subsidiary now or hereafter outstanding, or any payment to any sinking fund or similar payment or setting aside of any funds for any of the forgoing purposes, or the issuance of a notice of an intention to do any of the foregoing, (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares or other interest of any class of the Capital Stock of any Loan Party or any Subsidiary or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (e) any payment by any Loan Party or any Subsidiary of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise, (f) any payment, loan, contribution, or other transfer of funds or other assets or property to any holder of any shares or other interest of any class of the Capital Stock of any Loan Party or any Subsidiary other than payment of compensation (including bonuses) in the ordinary course of business and consistent with past practices of Loan Parties and their Subsidiaries to stockholders or other equity holders who are officers and/or employees of any Loan Party or Subsidiary for services actually rendered and (g) any other payments by any Loan Party or any Subsidiary restricted by the terms of any of the Loan Documents.
          “RTI” means Robinson Turney International, Inc., a Texas corporation.
          “Scheduled Principal Payments” means for Borrowers and their Subsidiaries, on a consolidated basis, for any period, the principal amount which was due and payable during such period on Indebtedness for borrowed money of Borrowers and their Subsidiaries.
          “Senior Debt Payments” means and includes all cash actually expended by any Loan Party to make (a) interest payments on any Senior Indebtedness, plus (b) payments for all fees, commissions and charges set forth in the Senior Lien Financing Agreement and with respect to any Senior Indebtedness, plus (c) capitalized lease payments, plus (d) payments with respect to any other Indebtedness for borrowed money.
          “Senior Indebtedness” means Indebtedness that Borrowers owe under the Senior Lien Financing Agreement.
          “Senior Lien Lender” means PNC Bank, National Association and each lender party to the Senior Lien Financing Agreement, and shall extend to all successors and permitted assigns (in each case as applicable) of such Person in such capacity.
          “Senior Lien Financing Agreement” means that certain Revolving Credit and Security Agreement dated as of the date hereof by and among Loan Parties, the financial institutions which are now or which hereafter become a party hereto a lenders and PNC Bank, National Association, as agent for such lenders, as amended, restated, supplemented or otherwise modified or extended or renewed, in each case from time to time.
          “Senior Lien Financing Documents” means the Senior Lien Financing Agreement, any promissory notes related thereto, any security agreements related thereto, and all other instruments, documents, guaranties and agreements executed by or on behalf of any Loan Party and delivered to or for the Senior Lien Lender in connection with the Senior Lien Financing Agreement and/or the Senior Indebtedness, the terms and conditions of which must be consented to and approved by Lender in writing in the exercise of its sole and absolute discretion, all as amended, restated, supplemented or modified or extended or renewed, in each case from time to time in accordance with and as permitted under this Agreement and the Intercreditor Agreement.
          “Subordinated Debt” means any Indebtedness of any Loan Party or any Subsidiary the terms and conditions of which have been consented to and approved by Lender in writing in the exercise of its sole and absolute discretion (which such consent and approval must be given by Lender prior to the incurrence thereof with respect to any such Indebtedness incurred after the date hereof), with respect to which the right of the holder of such Indebtedness to receive any payments thereon and (if applicable) any Liens in favor of such holder securing such Indebtedness (to the extent any such Liens were permitted under Lender’s consent and approval) are junior and subordinated to the prior right of Lender to receive payment in full of all Obligations, pursuant to a subordination or intercreditor agreement between Lender and such holder the form and substance of which is acceptable to Lender in the exercise of its sole and absolute discretion.
          “Subordinated Debt Payments” means and includes all cash actually expended by any Loan Party to make payments of interest and principal in respect of the Obligations.
          “Subsidiary” means, if applicable, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture, or other business entity of which more than 50% of the total voting power of shares or other interests of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person (and/or any of its other Subsidiaries). Each reference to a “Subsidiary” or “Subsidiaries” herein shall be a reference to each and/or all Subsidiaries of each and all Loan Parties, unless such reference clearly indicates such reference is a Subsidiary or the Subsidiaries of a particular Loan Party or some other Person.
          “Taxes” means all present and future federal, state, territorial, provincial, municipal, local, foreign and other governmental taxes, levies, imposts, duties, deductions, withholdings, claims, assessments, fees or other charges imposed by any Governmental Authority which are or may be due by any Loan Party or any Subsidiary with respect to its business, operations, Collateral or otherwise, including any interest, additions to tax or penalties applicable thereto.
          “Termination Date” means the earlier to occur of (i) the Maturity Date, (ii) any date on which Lender elects to accelerate the Obligations pursuant to Section 7.2 hereof, or (iii) the date the Loan Parties voluntarily prepay the Term Loan and all other Obligations in full as provided for in Section 2.5(C) hereof and terminate this Agreement.
          “Termination Event” means (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Loan Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA;

or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan.
          “Termination Fee” has the meaning assigned to that term in Section 2.4(D).
          “Term Loan” means the unpaid balance of the term loan made pursuant to Section 2.1.
          “Term Note” means the Senior Secured Term Note made by Borrowers to the order of Lender and in form acceptable to Lender, issued pursuant to Section 2.1.
          “Transactions” means, collectively, (i) the execution and delivery by Loan Parties of this Agreement and the other Loan Documents, the making of the Term Loan and the consummation of the other transactions contemplated under this Agreement and the other Loan Documents, (ii) the execution and delivery by Loan Parties of the Senior Lien Financing Documents, the making of the initial loans and extensions of credit thereunder and the consummation of the other transactions contemplated thereunder, and (iii) the purchase by Mobitec AB of the fifty percent (50%) of the Capital Stock of Mobitec Brazil that Mobitec AB does not own as the Closing Date.
          “UCC” means the Uniform Commercial Code in the State of New York, as in effect and/or amended from time to time, and any successor statute, except that, when used in connection with the perfection, effect of perfection or nonperfection or priority of any Liens created hereunder or under any other Loan Documents, “UCC” means the Uniform Commercial Code as in effect and/or amended from time to time in the jurisdiction whose laws are required to govern such perfection, the effect of perfection or nonperfection or priority of any such Lien under the provisions regarding choice of law, conflicts of law and applicable governing laws under the Uniform Commercial Code of the State of New York as in effect and/or amended from time to time.
          “Unfinanced Capital Expenditures” means all Capital Expenditures of any Loan Party other than those made utilizing financing provided by the applicable seller or third party lenders. For the avoidance of doubt, Capital Expenditures made by a Loan Party utilizing Revolving Advances (as such term is defined in the Senior Lien Financing Agreement) shall be deemed Unfinanced Capital Expenditures.
          “Warrant” has the meaning assigned to that term in the recitals to this Agreement.
     1.4 Other Definitional Provisions. References to “Sections”, “subsections”, “Exhibits” and “Schedules”, shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, (i) words importing any gender include the other genders; (ii) the words “including,” “includes” and “include” (whether or not preceded by the words “particularly” or “specifically”) shall be deemed to be followed by the words “without limitation”; (iii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall;

(v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, real and personal, including cash, Money, Securities, Accounts and contract rights; (vi) unless otherwise provided, all references to any instruments or agreements, including references to any of the other documents, shall be deemed to be a reference to such instrument or agreement, as the same may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time, but only if and to the extent such amendment, restatement, supplement, modification, extension or renewal are permitted and/or not prohibited by the terms hereof; (vii) references to Persons include their respective heirs, estates, successors and permitted assigns (in each case as applicable) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and (vii) all references to statutes shall be deemed to include and also be a reference to any related regulations issued by any Governmental Authority under and/or in connection with such statues and all references to any statues and/or related regulations shall include any amendments of same and any successor statutes and regulations. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs through the date on which such Default or Event of Default is waived in writing by Lender pursuant to this Agreement (or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement prior to maturing into an Event of Default). All references to particular times of day herein shall be a reference to the time as in effect in New York, New York on the applicable date.
     1.5 Construction. Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement and the other Loan Documents; (ii) it has had full and fair opportunity to review and revise the terms of this Agreement and the other Loan Documents; (iii) this Agreement and each of the other Loan Documents has been drafted jointly by all of the parties hereto; and (iv) Lender has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender, on the one hand, and the Loan Parties (and each of them), on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement and the other Loan Documents shall not be construed against or in favor of another party.
SECTION 2 TERM LOAN AND COLLATERAL
     2.1 Term Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties and covenants of Loan Parties set forth herein and in the other Loan Documents, Lender agrees to lend to Borrowers, on the Closing Date, a Term Loan in the original principal amount of Five Million Dollars ($5,000,000). The Term Loan shall be fully funded on the Closing Date. The entire then-outstanding principal balance of the Term Loan shall be due and payable in full on the Termination Date, without defense, set off or counterclaim of any sort. Amounts borrowed under this Section 2.1 and repaid may not be reborrowed. On or prior to the Closing Date, Borrowers shall execute and deliver to Lender, a Term Note to evidence the Term Loan.

     2.2 Use of Proceeds. The proceeds of the Term Loan shall be used exclusively to repay existing indebtedness of Borrowers, to provide working capital and to fund the Mobitec AB Loan.
     2.3 Interest.
          (A) Rate of Interest. The Term Loan shall bear interest at the rate of twelve and three quarters of one percent (12.75%) per annum. Commencing five (5) days after the occurrence and during the continuance of an Event of Default (specifically including any Event of Default under Section 7.1(F) or (G) hereof), automatically and without the necessity of any affirmative action by any Person (specifically including Lender), the Term Loan shall bear interest at the rate of eighteen percent (18%) per annum (the “Default Rate”).
          (B) Computation and Payment of Interest. Interest on the Term Loan and all other Obligations shall be computed on the daily principal balance thereof on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on the Term Loan, the date of funding of the Term Loan shall be included and the date of payment of the Term Loan shall be excluded. Interest on the Term Loan and all other Obligations shall be due and payable (by wire transfer to such bank account and in accordance with such wiring instructions as Lender may from time to time designate to Borrowers in writing) to Lender in arrears (i) monthly on the first day of each month by automatic wire transfer to such bank account and in accordance with such wiring instructions as Lender may from time to time designate to Borrowers in writing, (ii) on the date of any prepayment of loans, (iii)  and on the Termination Date.
          (C) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrowers shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable Law (“Excess Interest”). If any Excess Interest is provided for or is finally determined by a court of competent jurisdiction in a non-appealable decision to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this Section shall govern and control; (2) neither any Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender’s option, (a) applied as a credit against the outstanding principal balance of the Obligations or any other outstanding accrued and unpaid Obligations (other than interest), (b) refunded to the payer thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable Law (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither any Borrower nor any Loan Party shall have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

     2.4 Fees.
          (A) Transaction Fee. Borrowers shall pay to Lender on the Closing Date a transaction fee equal to the sum of (i) two and one-half percent (2.5%) of the Term Loan funded on the Closing Date plus (iii) an amount equal to all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by this Agreement which are due and payable as of the Closing Date; less the sum of Thirty-Five Thousand Dollars ($35,000) previously paid to Lender. Any transaction fee provided for in this paragraph (A) shall be fully-earned and non-refundable on the date such transaction fee is due and payable as provided for above.
          (B) Late Maturity Payment Fee. In the event that the Term Loan has not been paid and satisfied in full on or prior to the Maturity Date, and if such Event of Default continues without remedy for five (5) days, then, on the sixth (6th) day immediately succeeding the Maturity Date, in addition to any other fees or amounts payable under this Agreement, a late payment fee equal to five percent (5%) of the amount then outstanding on the Term Loan (a “Late Maturity Payment Fee”) shall immediately and automatically and without the necessity of any affirmative action by any Person (specifically including Lender) become due and payable by Borrowers. The Late Maturity Payment Fee shall be fully-earned and non-refundable upon the date that such Late Maturity Payment Fee accrues and becomes due and payable as provided for above. Any Late Maturity Payment Fee shall be due and payable in addition to the Termination Fee provided for in Section 2.4(D) below.
          (C) Late Monthly Payment Fee. In the event that any monthly installment of interest referred to in Section 2.3(B) is not paid within five (5) Business Days of its due date, a late monthly payment fee of Five Thousand Dollars ($5,000) (a “Late Monthly Payment Fee”) shall automatically and without the necessity of any affirmative action by any Person (specifically including Lender) become due and payable by Borrowers with respect to such monthly interest installment (i) on the sixth (6th) Business Day following such due date, (ii) on each thirtieth (30th) day thereafter for each thirty-day period thereafter during which such monthly interest installment remains unpaid, and (iii) on the date such monthly interest installment is actually paid (provided that, if the date on which such monthly interest installment is actually paid is less than thirty (30) days following the last date any Late Monthly Payment Fee was due and payable with respect to such monthly interest installment under the preceding clause (i) or (ii), the amount of such final Late Monthly Payment Fee shall be prorated accordingly). Any Late Monthly Payment Fee shall be fully-earned and non-refundable upon the date that each such Late Monthly Payment Fee accrues and become due and payable as provided for above.
          (D) Termination Fee. Borrowers shall pay to Lender, in addition to any other amounts payable under this Agreement, a Termination Fee (the “Termination Fee”) on each date (each a “Payment Date”) on which any payment or prepayment of principal on the Term Loan is made (whether such payment is of all or any portion of the outstanding principal balance of the Term Loan and whether such payment is regularly scheduled, an optional prepayment or a mandatory prepayment or results from acceleration or enforcement of any rights granted hereunder). Such Termination Fee shall immediately and automatically and without the necessity of any affirmative action by any Person (specifically including Lender) become due and payable by Borrowers upon the date of any such payment or prepayment of principal. The Termination Fee shall be determined in accordance with the Schedule hereunder set forth:

Then the amount of the
Termination Fee with shall
If the Payment Date is:	equal:
On or before June 25, 2009	$200,000

After June 25, 2009, but on or before September 23, 2009	$350,000

After September 23, 2009, but on or before December 22, 2009	$400,000

After December 22, 2009, but on or before March 22, 2010	$450,000

After March 22, 2010, but on or before June 20, 2010	$500,000

After June 20, 2010, but on or before September 18, 2010	$550,000

After September 18, 2010, but on or before December 17, 2010	$600,000

After December 17, 2010, but on or before March 17, 2011	$650,000

March 17, 2011 and thereafter	$735,000
provided, however, that if any payment of principal in respect of the Term Loan is an amount less than the entire amount of the full Term Loan as originally provided for in Section 2.1 above (either because such payment represents a partial prepayment (voluntary or mandatory)) of the Term Loan, or a payment of the entire then-outstanding amount of the Term Loan on or after the Termination Date, following any prior partial prepayment, the Termination Fee due and payable in connection with such partial payment shall be equal to the product of (1) the applicable amount set forth above based on the date such partial payment is actually being made and (2) a fraction, the numerator of which is the amount of principal being paid on such date and the denominator of which is the initial principal amount of the Term Loan. Any Termination Fee(s) shall be fully earned and non-refundable upon the date each payment of principal described in this paragraph (D) (including any such payment made on or after the Termination Date) is made.
          (E) Other Fees and Expenses. Borrowers shall pay to Lender, for its own account, all reasonable and customary charges for returned items and all other bank charges incurred by Lender, as well as reasonable and customary wire transfer charges incurred by Lender for each wire transfer made under this Agreement.

     2.5 General Provisions Regarding Payments and Principal Payments.
          (A) Manner and Time of Payment. All payments made with respect to the Obligations shall be made in United States Dollars by wire transfer to such bank account and in accordance with such wiring instructions as Lender may from time to time designate to Borrowers in writing, without deduction, defense, setoff or counterclaim. In the absence of an Event of Default and unless otherwise expressly provided for herein, all payments on account of the Obligations shall be applied in the following manner: (i) first to the payment of any accrued and unpaid fees and charges owing under the Loan Documents, (ii) second to any Obligations for the payment of expenses, costs and indemnities owing under the Loan Documents, (iii) third to the payment of accrued and unpaid interest owing under the Loan Documents, (iv) fourth to the payment of outstanding principal due and owing under the Loan Documents, (v) fifth to the payment of outstanding principal not yet due under the Loan Documents, and (vi) sixth to any other Obligations or any other Indebtedness of any kind of any Loan Party owing to Lender.
          (B) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.
          (C) Repayment of Principal and Other Obligations. (i) The entire then-outstanding principal balance of the Term Loan, together with all accrued and unpaid interest and fees and any and all costs and expenses and/or other Obligations of any kind then outstanding under any and all Loan Documents, shall be due and payable in full on the Termination Date, without defense, set off or counterclaim of any sort. In the absence of an Event of Default, all payments on account of the Obligations received under this paragraph (C) shall be applied as provided for in paragraph (A) above.
          (D) Voluntary Prepayment. Borrower shall have the right to prepay, at any time or times after the date hereof, without penalty or premium (other than the applicable Termination Fee) all or any portion of the outstanding principal under the Term Loan, provided, that, each such repayment shall be in an amount equal to or greater than $250,000 (except if in connection with the payment of the remaining Obligations owing hereunder), and shall be accompanied by payment of accrued and unpaid interest to date of payment on the amount prepaid. In the absence of an Event of Default, (x) all partial prepayments received under this paragraph shall be applied in the following manner: (i) first to the payment of any accrued and unpaid fees (specifically including any applicable Termination Fee) and charges owing under the Loan Documents with respect to the portion of the principal being so prepaid, (ii) second, to the payment of accrued and unpaid interest owing under the Loan Documents with respect to the portion of the principal being so prepaid, (iii) third to the payment of the outstanding principal owing under the Loan Documents, and (y) all prepayments in full received under this paragraph (D) shall be applied as provided for in paragraph (A) above.
          (E) Mandatory Prepayment. In the event any Loan Party (i) issues or sells any equity or debt securities or instruments or otherwise procures financing from any source, whether in the form of Indebtedness or equity, (ii) makes an Asset Disposition (other than sales of Inventory and dispositions of obsolete or excess Equipment in the ordinary course of business) or

(iii) subject to the provisions of Section 5.8 hereof, suffers a Casualty Loss, then, to the extent not prohibited under the terms of the Intercreditor Agreement, an amount equal to the entire Net Cash Proceeds thereof or the portion thereof up to the full extent of the Obligations then outstanding and owing hereunder, shall be paid by Borrowers to Lender to repay and satisfy such Obligations. In the event Mobitec AB does not purchase the fifty percent (50%) of Mobitec Brazil that Mobitec AB does not own as of the date hereof on or prior to June 30, 2009, Borrowers shall pay to Lender on June 30, 2009 an amount equal to $1,000,000. In the absence of an Event of Default, all payments on account of the Obligations received under this paragraph (E) shall be applied as provided for in paragraph (A) above.
     2.6 Grant of Security Interest. To secure the full and prompt payment and performance of the Obligations as and when due (whether at the stated maturity, by acceleration or otherwise), including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Loan Party hereby grants to Lender a continuing Lien (subject only to the Permitted Encumbrances (as applicable) and to the Intercreditor Agreement) in and to all right, title and interest of such Loan Party in any and all assets and all property of such Loan Party, all whether now owned or hereafter created, arising or acquired and wherever located, including all of the following:
                    (i) all Accounts, Chattel Paper (including all Electronic Chattel Paper and Tangible Chattel Paper), Commercial Tort Claims, Deposit Accounts, Documents (including all warehouse receipts and bills of lading), Equipment, Fixtures, General Intangibles (including all Payment Intangibles and Software), Goods, Instruments (including all Promissory Notes and Negotiable Instruments), Inventory (including all stock-in-trade, raw materials, work in process, items held for sale or lease or furnished or to be furnished under contracts of sale or lease, goods that are returned, reclaimed or repossessed, and materials used or consumed in such Loan Party’s business), Investment Property and Financial Assets (including all Commodity Accounts, Commodity Contracts, Securities (including all Certificated Securities and Uncertificated Securities), Security Entitlements and Securities Accounts), Letter of Credit Rights and Money,
                    (ii) all parts, substitutions or replacements to or of or accessories to any tangible assets and property included in the foregoing, and all Software and computer programs embedded in the foregoing, and all Accessions to the foregoing,
                    (iii) all Supporting Obligations for any of the foregoing and all rights of such Loan Party in any property belonging to any third party in which a Lien of any kind or nature has been granted to such Loan Party to secure the payment or performance of any third party under or with respect to any of the foregoing,
                    (iv) all Records, books, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the foregoing or are otherwise necessary or helpful in the collection thereof or realization thereupon and all other business books and Records of such Loan Party, and

                    (v) all cash and non-cash Proceeds (including, without limitation, insurance proceeds), products, rents and profits of all of the foregoing;
     2.7 Preservation of Collateral and Perfection of Security Interests Therein.
          (A) Further Assurances. Each Loan Party shall, at Lender’s reasonable request, at any time and from time to time, execute and deliver to Lender within ten (10) days of such request, such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by Lender) and do such other acts and things as Lender may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender, (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Encumbrances) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Each Loan Party acknowledges and agrees that the Collateral is intended to encompass all assets and property of all Loan Parties and if at any time such Loan Party acquires any interest in any assets or property and either (i) a security interest in such assets or property cannot be perfected by the filing of a financing statement in the appropriate jurisdiction or (ii) such assets or property are not covered by the collateral description and security interest grant set forth in Section 2.6 above and/or in the collateral description and security interest grant contained in any other applicable Loan Document (e.g., Commercial Tort Claims not specifically described in Section 2.6 above, it being certified by each Loan Party that it has no interest in any Commercial Tort Claims as of the Closing Date), then Loan Parties will promptly notify Lender of the same and, if requested by Lender, take such reasonable steps as Lender may require in accordance with the first sentence of this Section 2.7 to cause such assets or property to become part of the Collateral and for the Lien of Lender therein to be a valid, attached and perfected Lien. At Lender’s request, except to the extent that doing any of the following would be prohibited under the Senior Lien Financing Documents, each Loan Party shall also (i) immediately deliver to Lender all items constituting Collateral for which Lender must receive possession to obtain and/or perfect a first priority perfected security interest, including, without limitation, all Instruments (including all Promissory Notes) and Documents and (ii) immediately provide Lender with “control” (as defined in Articles 8 and/or 9 of the UCC with respect to each applicable item or type of Collateral) with respect to any of the Collateral over which Lender must have such “control” to obtain and/or perfect a first priority perfected security interest (provided, that, any agreement by Senior Lien Lender to hold any such possessory Collateral and obtain such “control” over any such applicable Collateral both for its own benefit and for the benefit of Lender shall be deemed to satisfy the requirements of this sentence).
          (B) Financing Statements. Each Loan Party hereby authorizes Lender to prepare and file such financing statements (and any continuations thereof and amendments thereto) naming such Loan Party as the “debtor” and naming Lender as the “secured party” (including financing statements (and continuations thereof and amendments thereto) describing the Collateral as “all assets” or “all personal property” of such Loan Party or words to that effect) as Lender may from time to time deem necessary or appropriate in order to perfect and maintain the Liens granted by such Loan Party in the Collateral owned by it hereunder and/or under any other Loan Document in accordance with the UCC.

          (C) Power of Attorney. Each Loan Party hereby irrevocably makes, constitutes and appoints each of the officers of Lender or its representatives the true and lawful attorney and attorney-in-fact for such Loan Party (without requiring any of them to act as such) with full power of substitution to do the following: (a) execute in the name of such Loan Party any financing statements; (b) execute in the name of such Loan Party any and all schedules, assignments, instruments, documents and statements that either (x) such Loan Party is obligated to give Lender hereunder and which such Loan Party has not provided within the time frame provided for hereunder or (y) are necessary to create, provide for the attachment of or perfect (or continue the perfection of) the Liens of Lender in the Collateral provided hereunder and under the other Loan Documents, (c) do such other and further acts and deeds in the name of such Loan Party that Lender may reasonably deem necessary or desirable to create, provide for the attachment of or perfect (or continue the perfection of) the Liens of Lender in the Collateral provided hereunder and under the other Loan Documents, (d) after the occurrence and during the continuance of an Event of Default, endorse the name of such Loan Party upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Loan Party and constitute collections on such Loan Party’s Accounts or other Collateral, and (e) after the occurrence and during the continuance of an Event of Default, do such other and further acts and deeds in the name of such Loan Party that Lender may reasonably deem necessary or desirable to enforce any of its rights and remedies under the Loan Documents or under any applicable Law with respect to any Loan Party or any of the Collateral, including any such rights and remedies to enforce, realize upon, dispose of or collect any Collateral. This power of attorney is coupled with an interest and is irrevocable until payment in full and complete performance of all of the Obligations and termination of this Agreement.
     2.8 Possession of Collateral and Related Matters. Until an Event of Default has occurred and is continuing, Loan Parties shall have the right, except as otherwise provided in this Agreement, to take any of the following actions in the ordinary course of their respective businesses: (a) to sell or lease any of any Loan Party’s Inventory normally held by such Loan Party for any such purpose, (b) to use and consume any raw materials, work in process or other materials normally held by Loan Parties for such purpose, or (c) subject to the provisions of Section 2.5(E) hereof, to sell or otherwise dispose of any obsolete or excess Equipment no longer necessary to the ordinary operation of their respective businesses, provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by any Loan Party, or any bulk sale or transfer or sale of any business line or division of any one or more Loan Parties.
     2.9 Release of Security Interests. Upon payment and satisfaction in full in cash of the Obligations, Lender shall release all liens and security interests granted by Loan Parties in the Collateral owned by each of them. In connection with such releases, Lender shall execute and deliver, at Loan Parties’ expense and with reasonable promptness, any Lien release documentation or instruments reasonably requested by Loan Parties to effectuate such releases, provided that, under no circumstances shall Lender have any obligation to deliver any such release documentation or instruments on the date of any payment in full of the Obligations unless Loan Parties shall have given Lender at least seven (7) days prior written notice of the intention to make such payment in full and the Lien release documentation and instruments being requested in connection therewith.

     2.10 Taxes.
          (A) Payments Free of Taxes. Any and all payments by or on account of any obligation of a Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided, that if a Loan Party shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 2.10), Lender shall receive an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the applicable Loan Party shall make such withholding or deductions and (iii) the applicable Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law.
          (B) Payment of Other Taxes by Loan Parties. Without limiting the provisions of paragraph (A) above, Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law to the extent such Taxes are imposed on Loan Parties, any Loan Party or Lender under applicable Law.
          (C) Indemnification by Loan Parties. Loan Parties shall, jointly and severally, indemnify Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including, without duplication, Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10) paid by Lender, as the case may be, reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate accompanied by a reasonably detailed explanation for the basis for such liability and as to the amount of such payment or liability delivered to Loan Parties by Lender shall be conclusive absent manifest error. The provisions of this Section 2.10 specifically including this paragraph (C) shall survive repayment of the Obligations and the termination of this Agreement.
          (D) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, Loan Parties shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment and a copy of the return reporting such payment (if any), or other evidence of such payment reasonably satisfactory to Lender.
SECTION 3 CONDITIONS TO TERM LOAN
     3.1 Conditions to Term Loan. The obligation of Lender to advance the Term Loan on the Closing Date is subject to satisfaction (as determined by Lender) of all of the conditions set forth below:
          (A) Closing Deliveries. Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information identified on Schedule 3.1(A) and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Lender may request.

          (B) Security Interests; Pledge. Lender shall have received satisfactory evidence that all security interests and Liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute valid Liens on the Collateral, with priority over all other Liens, subject only to Permitted Encumbrances. Without limiting the generality of the foregoing: (x) Pledgor(s) shall have pledged and collaterally assigned to Lender the Pledged Collateral pursuant to a Pledge Agreement (in form and substance satisfactory to Lender); and (y) each Guarantor, including without limitation, all Guarantors that are Foreign Subsidiaries, shall have executed and delivered all Guarantor Security Documents required by Lender and its counsel (each such document to be in form and substance satisfactory to Lender) in order to create and grant Liens in favor of Lender on substantially all of such Guarantor’s property and all appropriate public filings or registrations of or related to such Guarantor Security Documents and/or the Liens created and granted thereunder have been made.
          (C) Representations and Warranties. After giving effect to the Transactions, the representations and warranties contained herein and in the Loan Documents shall be true, correct and complete on and as of the Closing Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date.
          (D) Fees. Borrowers shall have paid the fees and other amounts payable on the Closing Date referred to in Section 2.4(A).
          (E) No Default. After giving effect to the Transactions, no event shall have occurred and be continuing or would result from the consummation of the requested borrowing that would constitute an Event of Default or a Default.
          (F) Performance of Agreements. Each Loan Party and each other Guarantor (if any on the Closing Date) shall have performed all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before the Closing Date.
          (G) No Prohibition. No order, judgment, injunction or decree of any Governmental Authority shall purport to enjoin or restrain Lender from advancing or Borrowers from borrowing the Term Loan or to enjoin or restrain any of Lender or any Loan Party or any other Guarantor (if any on the Closing Date) from entering into, consummating the transactions contemplated by and/or incurring their respective duties and obligations (including in the case of the Loan Parties the Obligations) hereunder or under any other Loan Document.
          (H) Warrant. Parent shall have issued and delivered the Warrant to Lender.
          (I) No Material Adverse Effect. Lender shall have received evidence reasonably satisfactory to it that nothing has occurred since the Reference Date, which reasonably could be expected to have a Material Adverse Effect.
          (J) Existing Credit. Lender shall have received satisfactory evidence that (i) the existing revolving credit facilities provided to Mobitec AB and Mobitec GMBH by Handelsbanken and Svenska Handelsbanken, respectively, have been amended or replaced, in each case, on terms and conditions consented to and approved by Lender in writing in the exercise of its sole and absolute discretion, and (ii) acknowledgment of and consent by Handelsbanken and Svenska Handelsbanken to pledge of security interests to Lender in the

Pledged Collateral representing the Capital Stock of the Foreign Subsidiaries and the negative pledge with respect to such Capital Stock not Pledged Collateral.
SECTION 4 REPRESENTATIONS AND WARRANTIES
     To induce Lender to enter into this Agreement, and to fund the Term Loan, each Loan Party hereby represents and warrants to Lender that the following statements are true, correct and complete in each case after giving effect to the Transactions. Such representations and warranties, and all other representations and warranties made by each Loan Party, herein or in the other Loan Documents, shall survive the execution and delivery of this Agreement and the closing contemplated hereby:
     4.1 Organization, Powers, Capitalization.
          (A) Organization and Powers. Each Loan Party is duly incorporated and in good standing under the laws of the state listed on Schedule 4.1(A) and is qualified to do business and is in good standing in the states listed on Schedule 4.1(A) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Loan Party. Each Loan Party has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.
          (B) Capitalization. Schedule 4.1(B) sets forth as to each Loan Party and each Subsidiary all classes or categories of the Capital Stock of such Loan Party or Subsidiary provided for under its Organizational Documents as of the date hereof and the total amounts of all such Capital Stock authorized to be issued and issued under each such class or category as of the date hereof. All outstanding shares and interests of Capital Stock of each Loan Party and each Subsidiary have been and are duly authorized and validly issued, fully paid, non-assessable, and such shares of Capital Stock were issued in compliance with all applicable federal, state and local laws concerning the issuance of securities. All of the Capital Stock of each Subsidiary of each Loan Party is free and clear of all Liens other than Permitted Encumbrances. No Capital Stock of any Loan Party or any Subsidiary other than those described on Schedule 4.1(B) are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any Capital Stock from any Loan Party or any Subsidiary except as set forth on Schedule 4.1(B).
     4.2 Authorization of Borrowing; No Conflict. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Loan Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Loan Documents have been duly executed and delivered by each Loan Party that is party thereto, and this Agreement and the Loan Documents constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Loan Documents (a) are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, are not in contravention of law or the terms of such Loan Party’s by-laws, certificate of incorporation or other applicable documents relating to such Loan Party’s formation or to the conduct of such Loan Party’s business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including the Senior Lien Financing Documents, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Authority, (c) will not require the Consent of any Governmental Authority or any other Person, except those Consents set forth on Schedule 4.2 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien upon any asset of such Loan Party under the provisions of any agreement, charter document, instrument, by-law or other instrument to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including under the provisions of the Senior Lien Financing Documents.
     4.3 Financial Condition.
          (A) Accuracy of Financial Statements. The consolidated and consolidating balance sheet of Parent and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 2006 and December 31, 2007, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions by independent certified public accountants, copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of Parent and its Subsidiaries at such date and the results of their operations for such period. Since the Reference Date, there has been no change in the condition, financial or otherwise, of any Loan Party as shown on Parent’s consolidating balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by each Loan Party, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.
          (B) Accuracy of Pro Forma and Projections. The pro forma balance sheet of Parent on a consolidated basis (the “Pro Forma Balance Sheet”) furnished to Lender on the Closing Date and annexed hereto on Schedule 4.3(B) reflects the consummation of the Transactions and is accurate, complete and correct and fairly reflects the financial condition of Parent on a consolidated basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Parent. All financial statements referred to in this subsection 4.1(B), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements. The twelve-month cash flow projections of Loan Parties on a Consolidated Basis and their projected balance sheets as of the Closing Date, copies of which are annexed hereto on Schedule 4.3(B) (the “Projections”) were prepared by the Chief Financial Officer of Parent, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.
          (C) Restatement of Representations for Future Financial Statements. Each delivery of any financial statements by Loan Parties to Lender hereunder shall be deemed to constitute a representation and warranty by Loan Parties as of the date of such delivery that (i) all of the representations and warranties regarding financial statements provided for in paragraph (A) of this Section 4.3 are true and correct as of such date with respect to such financial statements and (ii) no event, development or circumstance has occurred which has had, or is reasonably likely to have, a Material Adverse Effect since the Reference Date. Each delivery of any projected financial statements for any of Borrowers and their consolidated Subsidiaries for future periods or other projections of business or financial performance or results for Borrowers and their consolidated Subsidiaries by Loan Parties to Lender hereunder shall be deemed to constitute a representation and warranty by Loan Parties as of the date of such delivery that all of the representations and warranties regarding projections provided for in paragraph (C) of this Section 4.3 are true and correct as of such date with respect to such projections.
     4.4 Indebtedness and Liabilities. As of the Closing Date, Loan Parties and their Subsidiaries have no Indebtedness other than the Obligations or as listed on Schedule 4.4 or as otherwise permitted under Section 6.1.
     4.5 Collateral and Account Warranties.
          (A) Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Lender’s security interest: (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a security interest in each and every item of its respective Collateral to Lender; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by each Loan Party or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; (iv) each Loan Party’s Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Lender except with respect to (x) the sale of Inventory in the Ordinary Course of Business and (y) the sale of Equipment to the extent permitted in Section 6.3 hereof; (v) except as disclosed in writing to Lender, such Account does not represent a sale to an Affiliate (except in accordance with Section 6.6) or a consignment, sale or return, or a bill and hold transaction; (f) the Account Debtor with respect to such Account is not subject to any voluntary or involuntary proceedings under the Bankruptcy Code or any other bankruptcy, receivership or insolvency law and there are no proceedings or actions threatened or pending against such Account Debtor that could reasonably be expected to have a material adverse effect on the ability of such Account Debtor to satisfy its obligation with respect to such Account or on Account Debtor’s general business, assets and financial condition..
          (B) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Lender.
          (C) Solvency of Customers. Each Customer, to the best of each Loan Party’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Loan Party who are not solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.
     4.6 Names, Entity Changes. No Loan Party has been known by any other corporate name in the past five years and does not sell or lease Inventory or provide services under any other name except as set forth on Schedule 4.6, nor has any Loan Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years. No Loan Party has been organized under the laws of any jurisdiction other than or in addition to the jurisdiction of organization set forth for such Loan Party on Schedule 4.6
     4.7 Locations; FEIN. There is no location at which any Loan Party has any Inventory (except for Inventory in transit) other than those locations listed on Schedule 4.7; (ii) Schedule 4.7 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Loan Party is stored; none of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; (iii) Schedule 4.7 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party; and (iv) Schedule 4.7 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Loan Party, together with the names and addresses of any landlords. Each Loan Party’s federal tax identification number is set forth on Schedule 4.7.
     4.8 Real Property Leases. There are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrowers and their Subsidiaries are lessee or lessor which could reasonably be expected to have a Material Adverse Effect.
     4.9 Litigation; Adverse Facts. Except as set forth on Schedule 4.9, no Loan Party has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, and (ii) any liabilities or indebtedness for borrowed money other than the Obligations.
     4.10 Payment of Taxes; Tax Liens. Each Loan Party has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Loan Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all Fiscal Years prior to and including the Fiscal Year ending December 31, 2006. The provision for taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current Fiscal Year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books. No tax liens of any kind or nature have been filed or are being asserted in any jurisdiction or pursuant to any proceedings with respect to any Loan Party or any Subsidiary or any of their respective properties or assets.
     4.11 Performance of Agreements. No Loan Party is in default in the payment or performance of any of its contractual obligations and no default thereunder has occurred. No Loan Party is party to any contract or agreement the performance of which could have a Material Adverse Effect. Schedule 4.11 is a true and complete listing of all contractual arrangements entered into by a Loan Party or by which any Loan Party is bound which arrangements are material to any Loan Party, including but not limited to, Guaranties, shareholder agreements, tax sharing agreements and employment agreements. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.
     4.12 Employee Benefit Plans. No Loan Party nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 4.12 hereto. (i) No Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code; (iii) neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither any Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) each Loan Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan; (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period has not been waived; (xi)

neither any Loan Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party and any member of the Controlled Group; (xii) neither any Loan Party nor any member of the Controlled Group maintains or contributes to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.
     4.13 Intellectual Property. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Loan Party are set forth on Schedule 4.13, are valid and have been duly registered or filed with all appropriate Governmental Authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design rights, tradename, trade secret or license and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 4.13 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license owned or held by any Loan Party and all trade secrets used by any Loan Party consist of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Loan Party (other than “off-the-shelf” or public software), such Loan Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 4.13 hereto.
     4.14 Broker’s Fees. Except as set forth on Schedule 4.14, no broker’s or finder’s fee or commissions will be payable by reason of any action of any Loan Party or any Subsidiary with respect to any of the transactions contemplated hereby.
     4.15 Environmental Compliance. (i) Each Loan Party has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws; (ii) there are no visible signs of releases, spills, discharges, leaks or disposal of Hazardous Materials at, upon, under or within any Real Property or any premises leased by any Loan Party; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Loan Party; (iii) neither the Real Property nor any premises leased by any Loan Party has ever been used as a treatment, storage or disposal facility of Hazardous Materials; and (iv) no Hazardous Materials are present on the Real Property or any premises leased by any Loan Party, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or of its tenants; (v) except as set forth on Schedule 4.15, each Loan Party and each Subsidiary has been, and is currently, in compliance in all material respects, with all applicable Environmental Laws, specifically including any and all licenses, certificates and permits and any and all consent orders, consent decrees and similar voluntary orders and agreements described in the foregoing sentence; and (vi) except as set forth on Schedule 4.15, there are no claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to any Hazardous Materials asserted or, to Loan Parties’ and their Subsidiaries’ knowledge, threatened against any Loan Party or any Subsidiary or relating to any real property currently or formerly owned, leased or operated by any Loan Party or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, and no Loan Party or any Subsidiary has any knowledge of any spill or other release  or threatened spill or other release of Hazardous Material at any real property currently or formerly owned, leased or operated by any Loan Party or any Subsidiary for which any Loan Party or any Subsidiary is legally responsible to remediate under applicable laws or which may be or could result in a material liability.
     4.16 Solvency. After giving effect to the Transactions, each Loan Party will be solvent, able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.
     4.17 Disclosure. No representation or warranty made by any Loan Party in this Agreement or in the Senior Lien Financing Documents, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Loan Party or which reasonably should be known to such Loan Party which such Loan Party has not disclosed to Lender in writing with respect to the Transactions that could reasonably be expected to have a Material Adverse Effect.
     4.18 Insurance. Loan Parties maintain insurance policies for public liability, property damage for their businesses and properties, product liability, business interruption, workers’ compensation, larceny, embezzlement or other criminal misappropriation insurance of types and in amounts acceptable to Lender in its sole and absolute discretion and as described on the insurance certificates set forth as Schedule 4.18 hereto; and, as of the Closing Date, no notice of cancellation has been received with respect to such policies and Loan Parties and their Subsidiaries are in compliance in all material respects with all conditions contained in such policies.
     4.19 Compliance with Laws. No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, Governmental Authority or arbitration board or tribunal.

     4.20 Bank Accounts. Schedule 4.20 sets forth the account numbers and locations of all Deposit Accounts, Securities Accounts and Commodity Accounts of Loan Parties.
     4.21 Subsidiaries. The only Subsidiaries of each Loan Party are listed on Schedule 4.21.
     4.22 Employee Matters. No Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s employees threatened or in existence and no labor contract is scheduled to expire prior to the Maturity Date other than as set forth on Schedule 4.22 hereto.
     4.23 Governmental Regulation. No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company. Neither any Loan Party nor any Affiliate of any Loan Party is subject to any law, statute, rule or regulation which regulates the incurrence of any Indebtedness, including laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.
     4.24 Receivables and Payables. As of the Closing Date, the aging of receivables and payables of Loan Parties and their Subsidiaries are as set forth on Schedule 4.24, and all of such receivables and payable are collectible and payable, respectively, in the ordinary course of business in accordance with the usual terms and conditions of their respective businesses, except for uncollectible receivables arising in the ordinary course of business, and there exists no fact or circumstance not already disclosed to Lender in writing which could impair the validity or collectibility of any Account.
     4.25 Trade Relations. As of the Closing Date there exists no actual or threatened, termination or cancellation of any contract, or any material adverse modification or change in the business relationship of any Loan Party or any Subsidiary with any customer (or group of customers) or supplier (or group of suppliers) that either individually or in the aggregate are material to their respective operations.
     4.26 Absence of Defaults. As of the Closing Date Loan Parties and their Subsidiaries are not in default under their respective Organizational Documents, and no event has occurred, which has not been remedied (to the extent expressly permitted hereunder) or waived in writing by Lender, which constitutes a Default or an Event of Default.
     4.27 Loans to Shareholders, Directors, Officers or Affiliates. Except as set forth in detail on Schedule 4.27, neither any Loan Party nor any Subsidiary has made any loans or advances to or for the benefit of any shareholder, director, officer or Affiliate of any Loan Party or any Subsidiary, nor will any such loans or advances be made while the Obligations are outstanding except for loans that constitute Permitted Investments.
     4.28 O.S.H.A. and Environmental Compliance. Each Loan Party has duly complied with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, Resource Conservation and Recovery Act and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-

compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.
     4.29 Licenses and Permits. Except as set forth in Schedule 4.29, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect. On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.
     4.30 Business and Property of Loan Parties. Upon and after the Closing Date, Loan Parties do not propose to engage in any business other than their current business as described in Parent’s 10-K filed with the SEC for the Fiscal Year ended December 31, 2007, and activities necessary to conduct the foregoing.
SECTION 5 AFFIRMATIVE COVENANTS
     To induce Lender to enter into this Agreement, and to fund the Term Loan, each Loan Party hereby covenants and agrees that until indefeasible payment in full in cash and performance in full of all Obligations, each Loan Party shall perform and shall cause each of their Subsidiaries to perform all covenants in this Section 5.
     5.1 Financial Statements and Other Reports. Loan Parties and their Subsidiaries shall maintain a system of accounting and keep such books, records and accounts (which shall be true and complete in all material respects), as may be required or as may be necessary to permit the performance of an annual audit and the preparation of financial statements in accordance with GAAP and past practices, consistently applied. Loan Parties will deliver to Lender the financial statements and other reports described below until payment and performance in full of all Obligations. All financial statements and reports to be delivered hereunder shall be in such form and contain such information as Lender requires from time to time, and may be delivered by facsimile, regular or express mail or by hand, but shall also be delivered in electronic form using the Microsoft Excel.xls format.
          (A) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month, including, without limitation, each March, June, September and December, Loan Parties will deliver (1) the consolidated and consolidating balance sheet of Borrowers and their consolidated Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, (2) a Schedule of the outstanding Indebtedness for borrowed money of Borrowers and their consolidated Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (3) a true and complete copy of any borrowing base certificate(s) as prepared for, and delivered to, Senior Lien Lender during the applicable month.

          (B) Quarterly Financials. In addition to the relevant monthly financial statements referred to in Section 5.1(A), as soon as available and in any event within forty-five (45) days after the end of each quarter of each Fiscal Year, Loan Parties will deliver the consolidated and consolidating balance sheet of Borrowers and their consolidated Subsidiaries, as adjusted in conformity with GAAP, as at the end of such period and the related consolidated and consolidating statements of income, shareholder’s or member’s (as applicable), equity and cash flow for such quarter of such Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of such Fiscal Year.
          (C) Year-End Financials. In addition to the relevant monthly and quarterly financial statements referred to in Section 5.1(A) and 5.1(B), as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Loan Parties will deliver to Lender: (1) the audited consolidated and consolidating balance sheet of Borrowers and their consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, shareholder’s or member’s (as applicable) equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of Borrowers and their consolidated Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the financial statements from PricewaterhouseCoopers, LLC, or another firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, which report shall be unqualified as to going concern and scope of audit of Borrowers and their consolidated Subsidiaries and shall state that (a) such financial statements present fairly the financial position of Borrowers and their consolidated Subsidiaries as at the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and (c) that such accountants acknowledge that Lender is relying on such statements.
          (D) Accountants’ Certification and Reports. In connection with each annual, interim or special audit or review of the financial statements or financial controls of Borrowers and their consolidated Subsidiaries made by their independent public accountants (including the audit made in connection with the financial statements required to be delivered under Section 5.1(C) above), all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Parent and satisfactory to Lender (the “Accountants”). In addition, the reports shall be accompanied by a Compliance Certificate.
          (E) Management Report. Together with each delivery of financial statements of Borrowers and their consolidated Subsidiaries pursuant to subdivisions (A), (B) and (C) of this Section 5.1, except as specified otherwise in Section 5.1(F) below, Loan Parties will deliver a management report: (1) describing the operations and financial condition of Borrowers and their consolidated Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form (x) the corresponding figures for such monthly and year-to-date (or yearly, if applicable) periods as set forth in the Projections (or, if applicable, the yearly projections delivered to Lender under Section 5.1(F) below) and (y) the corresponding figures for the corresponding monthly and year-to-date (or yearly, if applicable) period in the previous Fiscal Year, in each case setting forth the variances between the current figures and the corresponding figures from the applicable Projections or projections and prior Fiscal Year; (3) with respect only to the financial statements to be delivered pursuant to subdivisions (B) and (C) of this Section 5.1, setting forth a schedule showing the calculation of the financial covenants specified in Section 6.18; and (4) a copy of any written statements or reports made to Senior Lien Lender during the period under review. The information above shall be presented in reasonable detail and shall be certified (the “Officers Certificate”) (which such Officer’s Certificate shall be in form and substance satisfactory to Lender) on behalf of Loan Parties by the chief financial officer, director of finance, chief executive officer or president of Borrowers to the effect that (i) such information is accurate and complete in all material aspects or, in the case of financial statements, fairly presents the results of operations and financial condition of Borrowers and their consolidated Subsidiaries as at the dates and for the periods indicated, (ii) as of the date of such certification, there does not exist any Default or Event of Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which Loan Parties propose to take or have taken with respect thereto, and (iii) the representations and warranties contained in this Agreement and in the other Loan Documents remain in full force and effect and are true and accurate in all respects as of the date of delivery of the management report, except (x) to the extent such representations and warranties relate solely and expressly to an earlier date, (y) for revisions or updates to any Schedule(s) approved by Lender pursuant to Section 5.15, and (z) for such changes in circumstances of Loan Party’s and their Subsidiaries that are expressly permitted under this Agreement.
          (F) Projections. No later than thirty (30) days prior to the beginning of each of Parent’s Fiscal Years, Loan Parties shall furnish to Lender a month by month projected operating budget and cash flow of Borrowers and their Subsidiaries on a consolidated and consolidating basis for such Fiscal Year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Parent to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.
          (G) Tax Returns. Within twenty (20) days after filing thereof Loan Parties shall deliver to Lender a copy of the annual federal (and, if requested by Lender, state or other) tax return (and any amended return) of Loan Parties, certified by the chief financial officer or chief executive officer of Borrowers to be accurate and complete in all material respects.
          (H) Borrowing Base Certificates. Loan Parties shall deliver to Lender, simultaneously, with delivery thereof to Senior Lien Lender, true, complete and accurate copies of each Borrowing Base Certificate (as defined in the Senior Lien Financing Agreement) delivered by the Loan Parties to Senior Lien Lender from time to time pursuant to the Senior Lien Financing Agreement. Loan Parties shall also deliver to Lender on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable agings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, and (c) Inventory reports.

          (I) Government Notices. Loan Parties shall furnish Lender with prompt written notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Authority or any other Person that is material to the operation of any Loan Party’s business, (ii) any refusal by any Governmental Authority or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Authority or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Authority or Person which specifically relate to any Loan Party.
          (J) Release of Hazardous Materials. In the event any Loan Party obtains, gives or receives notice of any release or threat of release of a reportable quantity of any Hazardous Material at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party’s interest therein (any of the foregoing is referred to herein as “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then the Loan Parties shall, within five (5) Business Days, give written notice of same to Lender detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in and Lien on the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Lender with respect thereto.
          (K) Investigations or Cleanup of Hazardous Materials. Loan Parties shall promptly forward to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Loan Party to dispose of Hazardous Materials and shall continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to Lender until the claim is settled. Loan Parties shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Lender to protect Lender’s security interest in and Lien on the Real Property and the Collateral.
          (L) Events of Default, etc. On the second Business Day following the day any officer of any Loan Party obtains knowledge of any of the following events or conditions, Loan Parties shall deliver written notice including a certificate signed by the chief executive officer or president of Borrowers specifying the nature and period of existence of such condition or event and what action Loan Parties and their Subsidiaries have taken, are taking, and propose to take, with respect thereto: (1) any condition, circumstance or event that constitutes an Event of Default or Default; (2) any condition, circumstance or event which has had or could reasonably be expected to have a Material Adverse Effect; and (3) the resignation or termination of David

Turney or if such Person shall leave his office for whatever reason or ceases to exercise the rights and duties of such office. With respect to the foregoing clause (3), in addition to giving written notice as provided for above, Loan Parties shall also provide notice to Lender via e-mail and telephone to one of the managing partners of Lender of such occurrence by the end of the first Business Day following the day any officer of any Loan Party or any Subsidiary obtains knowledge of such event described in clause (3).
          (M) Trade Names. Loan Parties and their Subsidiaries will give Lender at least thirty (30) days advance written notice of any new trade name or fictitious business name. Loan Parties’ and their Subsidiaries’ use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.
          (N) Locations. Loan Parties will give Lender at least thirty (30) days advance written notice of any change in Loan Parties’ address or of any new location for its books and records or the Collateral (including any such new Collateral location operated by a third party (and specifically including any public warehouse, any consignment location, any locations where any of the Collateral is to be held for processing and any other bailee location at which any of the Collateral is to be located)). With respect to any such new location (which, with respect to any Borrower, in any event shall be within the continental United States), Loan Parties will execute such documents and take such actions as Lender deems necessary to perfect and protect the security interests of Lender in the Collateral prior to the transfer or removal of any Collateral to such new location.
          (O) Deposit Accounts, Securities Accounts and Commodity Accounts. Loan Parties will give Lender at least ten (10) Business Days prior notice of any new Deposit Account, Securities Account or Commodity Account any Loan Party intend to establish prior to their opening same, and, without limiting the generality of or contradicting anything set forth in Section 2.7(A), if required by Lender, will prior to or concurrently with the opening of same provide Lender with “control” (as defined in Articles 8 and/or 9 of the UCC with respect to each applicable item or type of Collateral) with respect to such Deposit Account, Securities Account or Commodity Account, including if applicable causing such Deposit Account, Securities Account or Commodity Account to be subject to a control agreement in favor of Lender (provided, that, any agreement by Senior Lien Lender to hold or obtain such “control” over any such Deposit Account, Securities Account or Commodity Account both for its own benefit and for the benefit of Lender shall be deemed to satisfy the requirements of this sentence).
          (P) Certified Public Accountants. Within two (2) Business Days of the resignation or termination of Loan Parties’ current certified public accountants, or any certified public accountants hereafter engaged by Loan Parties with Lender’s prior written consent, Loan Parties shall notify Lender in writing of such occurrence and the reason(s) therefor.
          (Q) Litigation. Promptly notify Lender in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects the Collateral or which could reasonably be expected to have a Material Adverse Effect.

          (R) Other Information. With reasonable promptness, Loan Parties shall, execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.
     5.2 Access to Accountants. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time prior to the Termination Date to exhibit and deliver to Lender copies of any of such Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Lender any information such accountants may have concerning such Loan Party’s financial status and business operations. Each Loan Party hereby authorizes all Governmental Authorities to furnish to Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; however, Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or Governmental Authorities.
     5.3 Inspection. At all reasonable times Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business. Lender and its agents may enter upon any premises of any Loan Party at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business.
     5.4 Collateral Records. Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender’s security interest and shall cause its financial statements to reflect such security interest.
     5.5 Account Covenants. Until any Loan Party’s authority to do so is terminated by Lender (which notice Lender may give at any time following the occurrence of an Event of Default or a Default or when Lender in its sole discretion deems it to be in Lender’s best interest to do so), each Loan Party will, at such Loan Party’s sole cost and expense, but on Lender’s behalf and for Lender’s account, collect as Lender’s property and in trust for Lender all amounts received on Receivables, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations. Loan Parties will promptly notify Lender in the event that any customer(s) or Account Debtor(s) allege(s) any material dispute or claim with respect to an Account in excess of $50,000 or Accounts in excess of $100,000 in the aggregate or of any other circumstances known to Borrower and its Subsidiaries that may impair, in any material respect, the validity or collectibility of the Accounts so as to cause a Material Adverse Effect. Lender shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in Person. After the occurrence and during the continuance of an Event of Default, Loan Parties shall not, and shall not permit their Subsidiaries to, without the prior consent of Lender, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon, except to the extent authorized by the Senior Lien Financing Agreement or by the Senior Lien Lender. Loan Parties shall not, without Lender’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.
     5.6 Corporate Existence. Loan Parties shall, and shall cause their Subsidiaries to, keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect. Loan Parties shall promptly notify Lender of any change in the ownership or corporate structure of any Loan Party or any Subsidiary, provided that this requirement of notice shall not in any way or under any circumstances be deemed to permit (and no such giving of notice shall cure or otherwise prevent the occurrence of any Event of Default resulting from) any such change in the ownership or corporate structure of any Loan Party or any Subsidiary that is otherwise prohibited or restricted hereunder or under any other Loan Document.
     5.7 Payment of Taxes. Loan Parties shall, and shall cause their Subsidiaries to pay, when due, all taxes, assessments and other charges lawfully levied or assessed upon such Loan Party or any of the Collateral including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes and shall make all such reports and pay all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect. If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between any Loan Party and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender’s opinion, may possibly create a valid Lien on the Collateral, Lender may without notice to Loan Parties pay the taxes, assessments or other charges and each Loan Party hereby indemnifies and holds Lender harmless in respect thereof. Lender will not pay any taxes, assessments or Charges to the extent that any applicable Loan Party has Properly Contested those taxes, assessments or Charges. The amount of any payment by Lender under this Section 5.7 shall be charged to Borrowers and added to the Obligations and, until Loan Parties shall furnish Lender with an indemnity therefor (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrowers’ credit and Lender shall retain its security interest in and Lien on any and all Collateral held by Lender.
     5.8 Maintenance of Properties; Insurance. Loan Parties shall conduct continuously and operate actively their business according to good business practices and maintain all of their properties useful or necessary in their business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral. The assets and properties of each Loan Party at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of such Loan Party so that such insurance shall remain in full force and effect. Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party’s own cost and expense in amounts and with carriers acceptable to Lender, each Loan Party shall (a) keep all its insurable properties and properties in which such Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party’s including business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; (e) furnish Lender with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate lender loss payable endorsements in form and substance satisfactory to Lender, naming Lender as a co-insured and lender loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) above, and providing (A) that all proceeds thereunder shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and the applicable Loan Party to make payment for such loss to Lender and not to such Loan Party and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Lender jointly, Lender may endorse such Loan Party’s name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b) above. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine. Any surplus shall be paid by Lender to Loan Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Loan Parties to Lender, on demand. Any insurance policies carried by the Loan Parties shall be annexed hereto on Schedule 5.8.
     5.9 Further Assurances. Each Loan Party shall take all action that may be necessary or desirable, or that Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender’s security interest in and Lien on the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlord waivers (each to be in form and substance satisfactory to Lender) of the Loan Parties located in Raleigh, North Carolina and Dallas, Texas, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender’s security interest and Lien under the UCC or other Applicable Law. By its signature hereto, each Loan Party hereby authorizes Lender to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the UCC in form and substance satisfactory to Lender (which statements may have a description of collateral which is broader than that set forth herein). All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers and added to the Obligations, or, at Lender’s option, shall be paid to Lender for its benefit immediately upon demand. Loan Parties shall execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may request, in order that the full intent of this Agreement may be carried into effect.
     5.10 Collateral Locations. Loan Parties shall keep the Collateral (other than in-transit Collateral) at the locations specified on Schedule 4.7 (or any location of which Loan Parties have given written notice to Lender in accordance with either Section 5.1(L) or Section 6.5 since the last time Loan Parties shall have delivered to Lender Schedule 4.7 or any update thereto).
     5.11 Use of Proceeds and Margin Security. Loan Parties shall not be engaged, principally as one of their important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The proceeds of the Term Loan shall not be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors. Loan Parties will not now or hereafter pledge Lender’s credit on any purchases or for any purpose whatsoever or use any portion of the Term Loan in or for any business other than such Loan Party’s business as conducted on the date of this Agreement.
     5.12 Observer and Other Rights. Parent shall hold meetings of its respective Boards at least quarterly, and Lender shall have the right from time to time (i) to designate a representative to serve as an observer at the monthly (if any) and quarterly meetings and who shall have the right to receive fourteen (14) days prior notice of any quarterly meeting (specifying the matters to be discussed or acted upon), and attend any meetings of the managers, partners, directors or other Board members, Executive Committee, Audit Committee, or any other Board committee or sub-committee of Parent or equityholders, (ii) to receive on a timely basis and simultaneously with receipt thereof by managers, partners, directors or other Board members, Executive Committee, Audit Committee, or any other Board committee of Parent or equityholders, copies of all written information provided to the managers, partners, directors or other Board members, Executive Committee, Audit Committee, or any other Board committee of Parent or equityholders, and (iii) upon the occurrence and during the continuance of an Event of Default, to have one of Lender’s representatives elected as a member of the Board of each Loan Party and each material Subsidiary, if any, of each Loan Party. Loan Parties agree to reimburse Lender for all of its reasonable hotel, travel, meals and other out-of-pocket expenses incurred by Lender’s representative in attending any meeting of managers, partners, directors or other Board members, Executive Committee, Audit Committee, or any other Board committee of Parent or equityholders of any Loan Party or any Subsidiary, if any, upon presentation of invoices or other documentation of such expenses. The first meeting of the Board of Parent shall be held on or before September 30, 2008.
     5.13 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, Loan Parties shall deliver to Lender, along with the Officer’s Certificate to be delivered under Section 5.1(E), such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until Lender, in the exercise of its reasonable credit judgment, shall have accepted in writing such revisions or updates to such Schedule(s). Without limiting the generality of the foregoing or of Section 5.1(E), each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading in all material respects at all times during the term of this Agreement, except for revisions or updates to any Schedule(s) approved by Lender pursuant to the preceding sentence and such changes in the circumstances of Borrower and its Subsidiaries that are expressly permitted under this Agreement.
     5.14 Life Insurance. Loan Parties shall maintain a life insurance policy (in form and substance satisfactory to Lender) on the life of David Turney in the amount for the policy with respect to such Person of One Million Dollars ($1,000,000) (the “Life Insurance Policy”) and assign such policy to Lender (pursuant to a collateral assignment document in form and substance satisfactory to Lender) as additional Collateral for the Obligations. Without the prior written consent of Lender which may be withheld in its sole and absolute discretion, Loan Parties shall not cancel, terminate, modify or amend said life insurance policy or the coverages thereunder, nor shall it borrow against same, further assign, hypothecate or alienate any interest in same.
     5.15 Accuracy of Information. All written information, reports, statements and other papers and data furnished to Lender, whether pursuant to this Section 5 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects (subject to the provisions regarding pro forma financial statements and projections set forth in Section 4.3(B)) to the extent necessary to give Lender true and accurate knowledge of the subject matter thereof, and shall not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.
     5.16 Delivery of Certain Collateral; Requirements to Give Notice of Future Acquisition of Certain Collateral. Without limiting the generality of or contradicting anything set forth in Section 2.7(A), Loan Parties hereby represent, warrant and covenant as follows:
                    (i) Schedule 5.16(i) sets forth all of the Chattel Paper (both Tangible Chattel Paper and Electronic Chattel Paper), Instruments, and Documents owned by any Loan Party or in which any Loan Party otherwise has any rights, and Loan Parties shall hereafter give prompt written notice to Lender of the future acquisition by any Loan Party of any rights in any such Chattel Paper (both Tangible Chattel Paper and Electronic Chattel Paper), Instruments and Documents. Upon reasonable request of Lender, and in any event upon the occurrence of any Event of Default, each Loan Party shall deliver to Lender all Tangible Chattel Paper and all Instruments and Documents owned by such Loan Party duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender. Upon request of Lender, and in any event upon the occurrence of any Event of Default, each Loan Party shall provide Lender with “control” (as defined in Article 9 of the UCC) of all Electronic Chattel Paper owned by such Loan Party by having Lender identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Upon reasonable request of Lender, and in any event upon the occurrence of any Event of Default, each Loan Party also shall deliver to Lender all security agreements securing any such Chattel Paper and securing any such Instruments. Loan Parties will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Lender, indicating that such Chattel Paper and such Instruments and Documents are subject to the Liens in favor of Lender created pursuant to this Agreement and the other Loan Documents.
                    (ii) Schedule 5.16(ii) sets forth all of the Investment Property, Securities (both Certificated Securities and Uncertificated Securities), Securities Entitlements, Financial Assets and Commodity Contracts (other than any Securities Accounts or Commodities Accounts (and any Securities, Securities Entitlements, Financial Assets and Commodity Contracts held therein) disclosed pursuant to Sections 4.20 and 5.1(M) and any Capital Stock of any Subsidiary disclosed pursuant to Section 4.1(B)) owned by any Loan Party. Loan Parties shall hereafter give prompt written notice to Lender of the future acquisition by any Loan Party of any such Investment Property, Securities, Securities Entitlements, Financial Assets and Commodity Contracts. Upon request of Lender, and in any event upon the occurrence of any Event of Default, Borrower shall provide Lender with “control” (as defined in Article 9 and/or Article 8 (as applicable) of the UCC) of all such Investment Property, Securities, Securities Entitlements, Financial Assets and Commodity Contracts.
                    (iii) Schedule 5.16(iii) sets forth all of the letters of credit with an amount available for future drawing thereunder as of the date hereof of at least $100,000 on which any Loan Party is the beneficiary and which give rise to Letter-of-Credit Rights owned by such Loan Party, and Loan Parties shall hereafter give prompt written notice to Lender of the future acquisition by any Loan Party of any such Letter-of-Credit Rights and/or any Loan Party being named beneficiary of or otherwise receiving any such letter of credit. Upon request of Lender, and in any event upon the occurrence of any Event of Default, Loan Parties shall deliver to Lender all such letters of credit on which any Loan Party is the beneficiary and which give rise to such Letter-of-Credit Rights owned by such Loan Party, in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender and also shall take any and all other actions as may be necessary or desirable, or that Lender may request, from time to time, to cause Lender to obtain exclusive “control” (as defined in Article 9 of the UCC) of any such letters of credit and related Letter-of-Credit Rights in a manner acceptable to Lender.

                    (iv) Schedule 5.16(iv) sets forth all of the Commercial Tort Claims in which any Loan Party has any rights or interest on the date hereof, including descriptions of the events and circumstances giving rise to each such Commercial Tort Claim and the dates such events and circumstances occurred, the potential defendants with respect each such Commercial Tort Claim and any court proceedings that have been instituted with respect to each such Commercial Tort Claim. Loan Parties shall promptly give written notice to Lender upon any Loan Party becoming aware that it has any rights or interests in any Commercial Tort Claim, which such notice shall include all of the information with respect to such Commercial Tort Claim that would have been required to be provided on Schedule 5.19(iv), and each Loan Party shall, with respect to any such Commercial Tort Claim, execute and deliver to Lender such documents as Lender shall request to perfect, preserve or protect the Liens, rights and remedies of Lender with respect to any such Commercial Tort Claim.
                    (v) Upon request of Lender, Loan Parties shall promptly deliver to Lender any and all certificates of title, applications for title or similar evidence of ownership of all tangible Collateral which, under the provisions of Article 9 as in effect in any applicable state, is a type of asset with respect to which such a certificate of title or other similar evidence of ownership is issued and with respect to which perfection of any Lien therein must be accomplished by notation of such Lien and the holder thereof on such certificate of title or other similar evidence of ownership, and Loan Parties shall cause Lender to be named as lienholder on any such certificate of title or other evidence of ownership.
                    (vi) Notwithstanding anything to the contrary contained in the foregoing, to the extent Loan Parties are required under any of the provisions of this Section 5.16 to provide Lender with possession or “control” (as defined in Articles 8 and/or 9 of the UCC with respect to each applicable item or type of Collateral) with respect to any of the Collateral, any agreement by Senior Lien Lender to hold any such possessory Collateral and obtain such “control” over any such applicable Collateral both for its own benefit and for the benefit of Lender shall be deemed to satisfy such requirements.
     5.17 Environmental Compliance. Loan Parties shall ensure that the Real Property and all operations and businesses conducted thereon remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Materials on any Real Property except as permitted by Applicable Law or appropriate Governmental Authorities. Loan Parties shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance. Loan Parties shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Materials generated at the Real Property only at facilities and with carriers that maintain valid permits under any applicable Environmental Laws. Loan Parties shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Loan Parties in connection with the transport or disposal of any Hazardous Material generated at the Real Property. Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any

Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Lender may, but without the obligation to do so, for the sole purpose of protecting Lender’s interest in the Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and any Loan Party. Promptly upon the written request of Lender from time to time, Loan Parties shall provide Lender, at Loan Parties’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Materials found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed $100,000, Lender shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses. Loan Parties shall defend and indemnify Lender and hold Lender and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Lender under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Materials affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Lender. Loan Parties’ obligations under this Section 5.17 shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials. Loan Parties’ obligation and the indemnifications hereunder shall survive the termination of this Agreement. For purposes of this Section 5.17 and Section 4.28, all references to Real Property shall be deemed to include all of each Loan Party’s right, title and interest in and to its owned and leased premises.
     5.18 Violations. Loan Parties shall promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any Governmental Authority, or of any agency thereof, applicable to any Loan Party which could reasonably be expected to have a Material Adverse Effect.
     5.19 Payment of Indebtedness. Loan Parties shall pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Loan Party shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.
     5.20 Federal Securities Laws. Parent shall provide Lender copies of (i) all periodic reports it is required to file under the Exchange Act and (ii) all registration statements it files under the Securities Act.
SECTION 6 NEGATIVE COVENANTS
     To induce Lender to enter into this Agreement, and to fund the Term Loan, each Loan Party hereby covenants and agrees that until indefeasible payment in full in cash and performance in full of all Obligations, no Loan Party shall and no Loan Party shall permit any of their Subsidiaries to violate any of the covenants in this Section 6.
     6.1 Indebtedness and Liabilities. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (i) the Indebtedness to Lender; (ii) Indebtedness incurred for Capital Expenditures permitted under Section 6.18(E) hereof; (iii) Indebtedness under the Senior Lien Financing Documents; (iv) Indebtedness which consists of loans permitted by Section 6.16(b) or (c), (v) Indebtedness set forth on Schedule 4.4 and any refinancing, refunding or extension thereof, provided that in connection with any such refinancing, refunding or extension: (x) the aggregate principal amount of such Indebtedness is not increased, (y) the scheduled maturity date of such Indebtedness is not shortened, and (z) the covenants or defaults are not materially more restrictive or more onerous than analogous provisions in the documentation of such Indebtedness as in effect on the date hereof; (vi) Indebtedness consisting of loans by any Foreign Subsidiary of Parent to any Loan Party, so long as such Indebtedness is subordinated to the Obligations on a basis satisfactory to Lender; (vii) trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which are being Properly Contested; (viii) Subordinated Debt (including any subordinated shareholder debt) to which Lender has consented and which is subject to a subordination agreement in favor of and acceptable to Lender all in accordance with the requirements of the definition of Subordinated Debt; (ix) any Indebtedness consisting of guaranty obligations permitted by Section 6.2; (x) unsecured or, to the extent Senior Lien Lender is the counterparty, secured Indebtedness of Loan Parties under any Hedging Agreements, but only to the extent any such Hedging Agreements are entered into by Loan Parties to protect against the risks of interest rate fluctuations affecting Indebtedness permitted hereunder or to protect against the risks of currency or commodity fluctuations in connection with the ordinary business operations of Loan Parties in the ordinary course of their respective businesses and not for speculative or investment purposes; and (xi) Indebtedness incurred in connection with the issuance of letters of credit, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the normal course of business.

     6.2 Guaranties. No Loan Party shall, nor shall it permit any Subsidiary to, become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lender) except (a) as set forth on Schedule 6.2, (b) guarantees made in the Ordinary Course of Business up to an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000), and (c) the endorsement of checks in the Ordinary Course of Business
     6.3 Transfers, Liens and Related Matters.
          (A) Transfers. No Loan Party shall, nor shall it permit any Subsidiary to, dispose of any Collateral or other assets whether by sale, lease or otherwise except (a) the sale of Inventory in the Ordinary Course of Business, (b) the disposition or transfer of obsolete and worn-out Equipment in the Ordinary Course of Business during any Fiscal Year having an aggregate fair market value of not more than $100,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender’s security interest or (ii) the proceeds of which are remitted to Lender to be applied pursuant to Section 2, and (c) dispositions of Equipment by any Borrower to any other Borrower.
          (B) Liens. No Loan Party shall, nor shall it permit any Subsidiary to, create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.
          (C) No Pledge Restrictions. No Loan Party shall, nor shall it permit any Subsidiary to, enter into or assume any agreement (other than the Loan Documents, the Senior Lien Financing Agreement and any document evidencing or governing Permitted Refinancing Indebtedness) restricting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.
     6.4 Restricted Payments. No Loan Party shall, nor shall it permit any Subsidiary to, declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock and, with respect to preferred stock, dividends that are capitalized, compounded and added to the preference amount of the preferred stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common stock or preferred stock, or of any options to purchase or acquire any such shares of common stock or preferred stock of any Loan Party; provided that Borrowers shall be permitted to make dividends or distributions to Parent, to enable Parent to pay (i) professional fees, franchise and other taxes and other Ordinary Course of Business operating expenses incurred by Parent and (ii) up to $150,000 in the aggregate in any Fiscal Year of dividends or distributions with respect to Parent’s preferred stock, so long as after giving effect to the payment of such dividend or distribution the Borrowers have at least $750,000 of undrawn availability (as defined in the Senior Lien Financing Documents); provided, however, that after giving effect to the payment of such dividends or distributions there shall not exist any Default or Event of Default.
     6.5 Restriction on Fundamental Changes. No Loan Party shall, nor shall it permit any Subsidiary to, enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Capital Stock of any Person or permit any other Person to consolidate with or merge with it; provided that the Borrowers shall be permitted to merge or consolidate into each other.
     6.6 Transactions with Affiliates. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except transactions disclosed to the Lender, which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate. Notwithstanding anything to the contrary contained in this Section 6.6, neither any Loan Party nor any Subsidiary (other than Foreign Subsidiaries) shall enter into any transaction (specifically including any sales and/or purchases of Inventory or any other assets or property) with or for the benefit of, make any capital contribution or other investment in or on behalf of, or transfer any property to, any Foreign Subsidiary other than (x) in the ordinary course of business or (y) any such transactions, capital contributions, investments and transfers, which, in the aggregate for all such events, do not exceed $2,000,000.
     6.7 Environmental Liabilities. Without limiting the generality of Section 5.9 or the representations and warranties of Section 4.15, no Loan Party shall, nor shall it permit any Subsidiary to: (a) violate in any respect any applicable Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable Environmental Law) into, onto or from, any real property owned, leased or operated by Borrower and its Subsidiaries; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by Loan Parties and their Subsidiaries.
     6.8 Conduct of Business. No Loan Party shall, nor shall it permit any Subsidiary to, substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.
     6.9 Compliance with ERISA. No Loan Party shall, nor shall permit any Subsidiary or any other member of the ERISA Affiliate Group to (i)(x) maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 4.12 or such Plans as may be disclosed in writing to Lender from time to time, (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 4.12, (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.
     6.10 Subsidiaries. No Loan Party shall, nor shall it permit any Subsidiary to, form any Subsidiary unless (i) such Subsidiary (other than a Foreign Subsidiary) expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Term Note, and under any other agreement between any Loan Party and Lender, (ii) all of the Capital Stock or, in the case of a Foreign Subsidiary, 65% of the Capital Stock of such Subsidiary is pledged to Lender and, in the case of a Foreign Subsidiary, the parent of such Foreign Subsidiary agrees not to pledge the remaining Capital Stock of such Subsidiary to any other Person, and (iii) Lender shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions. No Loan Party shall, nor shall it permit any Subsidiary to, enter into any partnership, joint venture or similar arrangement.
     6.11 Fiscal Year. No Loan Party shall, nor shall it permit any Subsidiary to change its Fiscal Year from December 31 or make any material change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.
     6.12 Press Release; Public Offering Materials. No Loan Party shall, nor shall it permit any Subsidiary to, disclose the name of Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the Capital Stock of any Loan Party, except as may be required by law or with Lender’s prior written approval.
     6.13 Payments on and Amendments to Subordinated Debt. No Loan Party shall, nor shall it permit any Subsidiary to, make any payment on all or part of any Subordinated Debt or any other Indebtedness subordinated to the Obligations other than in strict compliance with the applicable written subordination agreement. The Loan Parties shall not amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal of such Subordinated Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization, (d) increases the interest rate, (e) increases or adds any fees or charges, (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Loan Party, or that is otherwise materially adverse to any Loan Party or the Lender, (g) results in the Obligations not being fully benefited by the subordination provisions thereof or (h) otherwise modifies such Subordinated Debt in a manner that requires Lender’s consent under the terms and provisions of the applicable subordination agreement.

     6.14 Organizational Documents. No Loan Party shall, nor shall it permit any Subsidiary to, amend, modify or waive any term or material provision of its Organization Documents or any certificate of designation unless required by law.
     6.15 No Impairment of Restricted Payments. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents, the Senior Lien Financing Agreement and the other Senior Lien Financing Documents and any agreement evidencing or governing Permitted Refinancing Indebtedness) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the making of any Restricted Payment by any Loan Party or any Subsidiary .
     6.16 Advances, Loans or Investments. No Loan Party shall, nor shall it permit any Subsidiary to (i) purchase or acquire obligations or Capital Stock of, or any other interest in, any Person, except for those Permitted Investments listed on Schedule 6.16 and as otherwise expressly permitted hereunder; or (ii) make advances, loans or extensions of credit to any Person, including any Subsidiary or Affiliate, except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of Business, (b) the Mobitec Loan, (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, loans by any Loan Party to another Loan Party (other than Parent) and (d) loans or extensions of credit by the Borrowers or Parent to Foreign Subsidiaries of Parent (inclusive of (i) amounts utilized for the Mobitec AB Loan Repayment and (ii) any and all expenses incurred by a Loan Party and allocated to the Foreign Subsidiaries of Parent for purposes of calculating the net income of the Loan Parties on a consolidated basis, unless such Loan Party has been reimbursed in cash for such allocated expenses), so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom, (y) Borrowers have at least $750,000 of Undrawn Availability (as defined in the Senior Lien Financing Documents) after giving effect to such loan or extension of credit and (z) the aggregate amount of such loans and extensions of credit by Borrowers to Foreign Subsidiaries do not exceed $1,000,000 in the aggregate at any time outstanding.
     6.17 Management or Consulting Fees. Except as expressly permitted hereunder, no Loan Party shall, nor shall it permit any Subsidiary to, pay any management, consulting or other similar fees to any Affiliate.
     6.18 Financial Covenants. No Loan Party shall, nor shall it permit any Subsidiary to, fail to maintain or keep in full force and effect, any of the financial covenants set forth below.
          (A) Aggregate Indebtedness. The aggregate principal amount of all Indebtedness of Parent and its consolidated Subsidiaries, including the Obligations, shall not exceed at any time during or at the end of each fiscal quarter $19,000,000 (or the equivalent thereof in any foreign currency); provided, that, the aggregate principal amount of all Subsidiaries of the Foreign Subsidiaries shall not exceed at any time during or at the end of each fiscal quarter $6,000,000 (or the equivalent thereof in any foreign currency); provided, further, that, in addition thereto (i) Mobitec AB shall be permitted to issue to the seller of the fifty percent (50%) of Mobitec Brazil that Mobitec AB does not own as of the date hereof a promissory note in a principal amount not to exceed $1,500,000 (or the equivalent thereof in a foreign currency) if such note is unsecured and subordinated to the Obligations on terms and conditions satisfactory to Lender in its sole discretion and (ii) Mobitec Australia shall be permitted to enter into a working capital facility in a principal amount not to exceed $1,000,000 (or the equivalent thereof in a foreign currency) on terms and conditions satisfactory to Lender in its sole discretion.
          (B) Fixed Charge Coverage Ratio. Loan Parties shall maintain as of the end of each quarter, for the twelve month period ending on the last day of such fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.0.
          (C) Net Worth. Loan Parties shall maintain, at all times during and at the end of each fiscal quarter, a Net Worth of not less than $14,000,000.
          (D) Leverage Ratio. Loan Parties shall maintain as of the end of each fiscal quarter a ratio of (i) Funded Debt of the Loan Parties on a Consolidated Basis outstanding on the last day of each fiscal quarter set forth below to (ii) EBITDA of the Loan Parties on a Consolidated Basis for the twelve month period ending on the last day of such fiscal quarter of not greater than the ratio set forth below opposite such period:

Fiscal Quarter Ending:	Leverage Ratio:
September 30, 2008	3.5:1.0
December 31, 2008	3.5:1.0
March 31, 2009	3.5:1.0
June 30, 2009	3.0:1.0
September 30, 2009	3.0:1.0
December 31, 2009	3.0:1.0
March 30, 2010	2.5:1.0
June 30, 2010	2.5:1.0
September 30, 2010	2.5:1.0
December 31, 2010 and each fiscal quarter ending thereafter	2.5:1.0
          (E) Capital Expenditures. No Loan Party shall, nor shall it permit any Subsidiary to, contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Loan Parties in excess of $250,000.
          (F) EBITDA. Parent and its consolidated Subsidiaries, on a consolidated basis, shall maintain as of the end of each quarter, for the twelve month period ending on the last day of such fiscal quarter, a minimum EBITDA of not less than $5,000,000.
     6.19 Negative Pledge. No Loan Party shall, nor shall it permit any Subsidiary to (i) create, incur, assume or suffer to exist any Lien, or any other negative pledge, on or with respect to any Capital Stock of a Foreign Subsidiary or on or with respect to the Capital Stock of Cast Master Mobitec that it does not own or (ii) take any action that would permit to, or fail to take any action that would allow, the owner of the Capital Stock of Mobitec AB that is not owned by a Loan Party or a Subsidiary thereof to create, incur, assume or suffer to exist any Lien, or any other negative pledge, on or with respect to such Capital Stock.
     6.20 Leases. No Loan Party shall, nor shall it permit any Subsidiary to, enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 6.18(E) hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would increase $100,000 in any one Fiscal Year in the aggregate for all Loan Parties.
     6.21 Membership/Partnership Interests. No Loan Party shall, nor shall it permit any Subsidiary to, elect to (x) treat its limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and by Section 8-103 of Article 8 of UCC or (y) certificate its limited liability company membership interests or partnership interests, as the case may be.
     6.22 RTI. No Loan Party shall, nor shall it permit any Subsidiary to, permit RTI to own any assets, have any liabilities or conduct any business, and not withstanding anything in this Agreement, Parent shall be permitted to liquidate or dissolve RTI.
SECTION 7 DEFAULT, RIGHTS AND REMEDIES
     7.1 Event of Default. “Event of Default” means the occurrence or existence of any one or more of the following:
          (A) Payment. Failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document; or
          (B) Default in Other Agreements. With respect to any of (i) the Senior Indebtedness, (ii) any Subordinated Debt or (iii) any other Indebtedness of any Loan Party or any Subsidiary: (1) failure of any Loan Party or any Subsidiary to pay when due (or within any applicable grace period) any principal or interest on any such Indebtedness, or (2) default by Borrower or any Loan Party under any agreement or agreements evidencing any such Indebtedness or pursuant to which such Indebtedness was issued or governed, specifically including the Senior Lien Financing Documents, if the effect of such default is to enable the holder of such Indebtedness to accelerate the payment of such Person’s obligations which are the subject thereof prior to the maturity date thereof or prior to the regularly-scheduled date of payment thereof, and such default continues beyond any applicable grace or cure period (whether or not the holder of such Indebtedness actually accelerates such payment); or
          (C) Breach of Certain Provisions; Loan Documents. Except as otherwise provided for in Section 7.1, (i) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Loan Document or any other agreement or arrangement, now or hereafter entered into between any Loan Party, and Lender, or (ii) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Section 5 which is not cured within ten (10) days from the occurrence of such failure or neglect; or
          (D) Breach of Warranty. Any representation or warranty made or deemed made by any Loan Party in this Agreement, any Loan Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made; or
          (E) Bankruptcy; Appointment of Receiver, etc. Any Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing; or
          (F) Affiliate Bankruptcy. Any Affiliate or any Subsidiary of any Loan Party, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;
          (G) Inability to Pay. Any Loan Party or Subsidiary of any Loan Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business; or
          (H) Liens. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest, subject only to Permitted Encumbrances; or
          (I) Judgment and Attachments. Any judgment or judgments are rendered against any Loan Party for an aggregate amount in excess of $250,000 or against all Loan Parties for an aggregate amount in excess of $250,000 and (i) enforcement proceedings shall have been commenced by a creditor upon such judgment, (ii) there shall be any period of forty-five (45) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Encumbrance); or

          (J) Dissolution. Any order, judgment or decree is entered against any Loan Party or any Subsidiary decreeing the dissolution or split up of such Person and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or
          (K) Solvency. Any Borrower individually, or Loan Parties and their Subsidiaries taken as a whole, cease to be solvent (as defined and provided for in Section 4.16); or
          (L) Injunction. any Loan Party or any Subsidiary is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or
          (M) Invalidity of Guaranty. Termination or breach of any Guaranty or Guaranty Security Agreement or similar agreement executed and delivered to Lender in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or Guaranty Security Agreement or similar agreement; or
          (N) Licenses and Permits. (i) Any Governmental Authority shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Loan Party, the continuation of which is material to the continuation of any Loan Party’s business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Loan Party’s business and the staff of such Governmental Authority issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Loan Party’s business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect; or
          (O) Forfeiture. Any portion of the Collateral shall be seized or taken by a Governmental Authority, or any Loan Party or the title and rights of any Loan Party shall have become the subject matter of claim, litigation, suit or other proceeding which might, in the opinion of Lender, upon final determination, result in impairment or loss of the security provided by this Agreement or the Loan Documents; or
          (P) Change of Control. Any Change of Control shall have occurred; or
          (Q) Financial Information. Failure by any Loan Party to (i) furnish financial information when due or when requested which is unremedied for a period of fifteen (15) days, or (ii) permit the inspection of its books or records; or

          (R) Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment against any Loan Party’s Inventory or Receivables or against a material portion of any Loan Party’s other property which is not stayed or lifted within thirty (30) days; or
          (S) Operations. The operations of any Loan Party’s manufacturing facility are interrupted at any time for more than forty (40) hours during any period of fourteen (14) consecutive days, unless such Loan Party shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Loan Party shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days; or
          (T) Pension Plans. An event or condition specified in Sections 4.12 or 6.9 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lender, would have a Material Adverse Effect; or
          (U) Material Adverse Change. Any change shall have occurred in any Loan Party’s results of operations or condition (financial or otherwise) which in Lender’s opinion has had a Material Adverse Effect.
     7.2 Acceleration. Upon the occurrence of any Event of Default described in the foregoing Sections 7.1(E) or 7.1(F), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Loan Parties. Upon the occurrence of any other Event of Default, Lender may declare all Obligations to be immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower.
     7.3 Remedies. In addition to the rights and remedies of acceleration provided for in Section 7.2 above, upon the occurrence and during the continuance of any Event of Default, Lender may exercise against Loan Parties, their Subsidiaries and all other Guarantors, and their respective properties and assets including the Collateral, any and all rights and remedies available to Lender under this Agreement, the other Loan Documents, under any applicable Law or in equity, and may exercise such rights and remedies in any order, against any one or more such Persons and/or their respective properties and assets and after any delay all as Lender may elect in its sole and absolute discretion. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of any Event of Default, in addition to and not in limitation of any rights or remedies available to Lender under this Agreement and any other Loan Documents (including any Guarantor Security Documents), under any applicable Law or in equity, Lender may exercise in respect of the Collateral all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all Account Debtors on the Accounts to make all payments directly to Lender; (b) require each Loan Party to, and each Loan Party hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (c) without notice or demand or legal process, enter upon any premises of any Loan Party and take possession of the Collateral; and (d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender’s offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Each Loan Party agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender and/or disclaim all warranties. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Loan Parties shall remain liable for any deficiency. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed thereof, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Loan Party hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any Law now existing or hereafter enacted. Lender shall not be required to proceed against any Collateral but may proceed against any Loan Party directly.
     7.4 Appointment of Attorney-in-Fact. Without limiting the provisions of Section 2.7(E) above, each Loan Party hereby irrevocably makes, constitutes and appoints each of the officers of Lender or its representatives the true and lawful attorney and attorney-in-fact for such Loan Party (without requiring any of them to act as such) with full power of substitution from time to time in Lender’s discretion while an Event of Default is continuing to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. This power of attorney is coupled with an interest and is irrevocable until payment in full and complete performance of all of the Obligations and termination of this Agreement.
     7.5 Limitation on Duty of Lender with Respect to Collateral. Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income on the Collateral or the preservation of rights against prior parties or any other rights pertaining to the Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.
     7.6 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, each Loan Party irrevocably waives the right to direct the application of any and all payments or proceeds of Collateral at any time or times thereafter received by Lender from or on behalf of any Loan Party or any other Guarantor, and each Loan Party hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and to reapply any and all payments and proceeds of Collateral received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in any such manner as Lender may deem advisable that is not contrary to any applicable Law notwithstanding any previous entry by Lender upon any books and records.
     7.7 License of Intellectual Property. For the purposes of Lender exercising its rights and remedies with respect to the Collateral, each Loan Party hereby grants, assigns, transfers and conveys to Lender as a present grant and assignment as of the date hereof an irrevocable, non-exclusive, royalty-free right and license to use such Loan Party’s names (including trade names) and all Intellectual Property owned or used by such Loan Party, together with any goodwill associated therewith, and all personal property of Loan Parties imprinted with, containing or embodying any of the foregoing and any similar property, at any time following the occurrence and during the continuance of any Event of Default hereunder, all to the extent necessary to enable Lender to complete production of, advertise for sale, and sell any Collateral and to otherwise realize on the Collateral, and for any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower and its Subsidiaries by Lender. In connection with Lender’s exercise of its rights under this Article, each Loan Party agrees that Loan Parties’ rights under all licenses and all franchise agreements shall inure to Lender’s benefit.
     7.8 Waivers, Non-Exclusive Remedies. By making the advance of the Term Loan hereunder, Lender does not thereby waive a breach of any warranty or representation made by any Loan Party or any other Guarantor hereunder or under any of the other Loan Documents or a breach under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and all of Lender’s claims and rights resulting from any breach or misrepresentation by any Loan Party or any other Guarantor are specifically reserved by Lender. No failure on the part of Lender to exercise, and no delay in exercising and no course of dealing with respect to any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right under this Agreement or any other

Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Lender may exercise its rights and remedies against any one or more of the Loan Parties and/or other Guarantors and/or their respective property or assets (including the Collateral) at any time and from time to time without regard to whether any one or more of such rights and remedies have previously been exercised and/or are then concurrently being exercised against any other one or more of the Loan Parties and/or other Guarantors, and Lender may exercise any one or more of such rights and remedies in any order without regard to whether any other one or more of such rights or remedies have been and/or are then concurrently being exercised.
SECTION 8 MISCELLANEOUS
     8.1 Assignments and Participations. Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Term Loan or any other interest herein to an Affiliate or to another Person at any time and from time to time. In the case of an assignment authorized under this Section 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder and Lender shall be relieved of its obligations hereunder with respect to the commitments or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be deemed to be a “Lender”. Lender shall act as agent of each assignee for the sole purpose (and not for any other purpose) of perfecting and maintaining a security interest in the Collateral to the extent that perfection of a security interest in the Collateral is achieved by means of filing a financing statement in the applicable jurisdiction. Lender may furnish any information concerning Borrower and its Subsidiaries in its possession from time to time to assignees and participants (including prospective assignees and participants), provided that any such assignee or participant or prospective assignee or participant agrees to maintain the confidentiality of such information in the same manner as provided for in Section 8.23 below. All communications by Borrower with Lender and every assignee shall be required to be sent or given to only Lender or one of the assignees in place of Lender.
     8.2 Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence, and during the continuance, of any Event of Default, Lender, each assignee of Lender’s interest, and each participant is hereby authorized by each Loan Party at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of such Loan Party (regardless of whether such balances are then due to such Loan Party) and any other property at any time held or owing by that Lender or assignee to or for the credit or for the account of such Loan Party against and on account of any of the Obligations then outstanding; provided, that no participant shall exercise such right without the prior written consent of Lender.
     Each Loan Party, on behalf of itself and its Subsidiaries, hereby agrees, to the fullest extent permitted by law, that any Lender, assignee or participant may exercise its right of setoff with respect to amounts in excess of its pro rata share of the Obligations (or, in the case of a participant, in excess of its pro rata participation interest in the Obligations) and that such

Lender, assignee or participant, as the case may be, shall be deemed to have purchased for cash in the amount of such excess, participations in each other Lender’s or holder’s share of the Obligations.
     8.3 Expenses and Attorneys’ Fees. Whether or not the transactions contemplated hereby shall be consummated, Loan Parties agree, jointly and severally, to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including reasonable attorneys’ fees, and fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses (including reasonable attorneys’ fees, reasonable allocated costs of internal counsel and reasonable fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Term Loan, and any amendments, waivers, consents, forbearance and other modifications relating thereto or any subordination or intercreditor agreements (including the Intercreditor Agreement); (c) fees, out of pocket costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Lender including title insurance premiums, real estate survey costs and mortgage or recording taxes and fees; (d) fees, out of pocket costs and expenses incurred in connection with forwarding to Borrowers the proceeds of Loans including Lender’s standard wire transfer fee; (e) fees, out of pocket costs, expenses and bank charges, including bank charges for returned checks, incurred by Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including reasonable attorneys’ fees and reasonable allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrowers or any other Loan Party or Guarantor under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a “workout” or in connection with any insolvency or bankruptcy proceedings or otherwise; (g) Lender’s reasonable out of pocket expenses and internal costs and disbursements, whenever incurred, in monitoring and administering the Term Loan and Warrant; and (h) the cost of procuring background checks or updating background checks previously obtained by Lender relating to officers of Loan Parties (and Loan Parties shall use their best efforts to obtain the consent of all officers to such checks or updated checks).
     8.4 Indemnity. In addition to the payment of expenses pursuant to Section 8.3, whether or not the transactions contemplated hereby shall be consummated, Loan Parties agree, jointly and severally, to indemnify, pay and hold Lender, its participants and assignees and their respective officers, directors, employees, agents, consultants, auditors, Persons engaged by any of them to evaluate or monitor the Collateral, affiliates and attorneys of any of them (collectively called the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such

Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the Commitment Letter(s), if any, delivered by Lender, Lender’s agreement to make the Term Loan hereunder, the use or intended use of the proceeds of any of the Term Loan or the exercise of any right or remedy hereunder or under the other Loan Documents (the “Indemnified Liabilities”); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities directly arising from the gross negligence or willful misconduct of that Indemnitee as finally determined by a court of competent jurisdiction.
     8.5 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, or consent to any departure by Loan Parties therefrom or any of the terms, conditions, or provisions thereof, shall be effective unless the same shall be in writing and signed by Lender and Loan Parties. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.
     8.6 Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile, sent by overnight courier service or sent by certified United States mail, return receipt requested and postage prepaid, and shall be deemed to have been given: (a) if delivered in Person, when delivered; (b) if delivered by facsimile, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Eastern standard time or, if not, on the next succeeding Business Day, but only if the sending party shall have received a confirmation of successful transmission from the sending facsimile machine; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by certified U.S. Mail, return receipt requested, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to any Loan Party:	DRI Corporation
13760 Noel Road, Suite 830
Dallas, Texas 75240
Attention: Stephen P. Slay
Facsimile: (214) 378-8437

With copies to:	Gray, Layton, Kersh, Solomon, Furr & Smith, P.A.
516 S. New Hope Road
Post Office Box 2636
Gastonia, NC 28053-2636
Attention: David M. Furr, Esq.
Facsimile: (704) 866-8010

If to Lender:	BHC Interim Funding III, L.P.
444 Madison Avenue, 25th Floor
New York, New York 10022

Attention: Gerald H. Houghton, Managing Partner
Facsimile: (212) 753-7730

With a copy to:	Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attention: George N. Abrahams, Esquire
Facsimile: (212) 885-5001
or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.6.
     8.7 Survival of Warranties and Certain Agreements.
          (A) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Lender regardless of any investigation made by Lender or on its behalf and notwithstanding that Lender may have had notice or knowledge of any breach of a representation or warranty, and shall continue in full force and effect as long as any Obligation shall remain outstanding.
          (B) This Agreement and the Loan Documents shall remain in full force and effect until such time as the Obligations have been indefeasibly paid and satisfied, in cash, in full, at which time this Agreement shall be terminated; provided, however, that the provisions set forth in Sections 2.10(c), 8.3 and 8.4 (and any guaranty by the Guarantors of the Obligations of Borrowers and/or Loan Parties with respect to such Sections 2.10(c), 8.3 and 8.4) shall survive termination of this Agreement. Notwithstanding the foregoing, this Agreement and the Loan Documents shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise, all as though such payment had not been made.
     8.8 Indulgence Not Waiver. No failure or delay on the part of Lender in the exercise of any power, right or privilege shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
     8.9 Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of any Loan Party, any other Guarantor or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party or other Guarantor makes a payment or payments to Lender or Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies thereof, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
     8.10 Entire Agreement. This Agreement, the Term Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof (including, without limitation, the Commitment Letter) and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
     8.11 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
     8.12 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents in such or any other jurisdiction, or of such provision or obligation in any other jurisdiction.
     8.13 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
     8.14 APPLICABLE LAW. THIS AGREEMENT AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     8.15 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Loan Party may assign its rights or obligations hereunder.
     8.16 No Fiduciary Relationship; Limitation of Liabilities.
          (A) No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to any Borrower or any other Loan Party.
          (B) Limitation of Liabilities. Neither Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Lender shall have any liability with respect to, and Loan Parties for themselves and on behalf of their Subsidiaries hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Loan Parties and their Subsidiaries in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Loan Parties for themselves and on behalf of their Subsidiaries hereby waive, release, and agree not to sue Lender or any of Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.
     8.17 CONSENT TO JURISDICTION. EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TERM NOTE, OR THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS SHALL BE LITIGATED IN SUCH COURTS. EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE TERM NOTE, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS. IF ANY LOAN PARTY OR ANY SUBSIDIARY PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF NEW YORK, EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PERSON AT SUCH PERSON’S ADDRESS AS SET FORTH IN SECTION 8.6 OR AS MOST RECENTLY NOTIFIED BY SUCH PERSON IN WRITING PURSUANT TO SECTION 8.6 AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.
     8.18 WAIVER OF JURY TRIAL. EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TERM NOTE OR THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS. EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE TERM NOTE AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH

HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     8.19 Construction. Each Loan Party and Lender acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrowers and each Loan Party signatory hereto and Lender.
     8.20 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by facsimile or by email delivery of a copy of such an executed counterpart in PDF format shall be as effective as delivery of a manually executed counterpart thereof.
     8.21 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Loan Parties and their Subsidiaries or any of the holder of the Capital Stock of Loan Parties and their Subsidiaries or any other Person.
     8.22 Communications by Borrowers to Lender. Nothing contained in any letter, email, written notification, financial statement or other communication, written or oral, from any Loan Party to Lender, shall be deemed to be binding on Lender, unless Lender acknowledges same in writing and expressly agrees to be bound thereby.
     8.23 Confidentiality. For the purposes of this Section 8.23, “Confidential Information” means all financial projections and all other information delivered to Lender by or on behalf of any Loan Party or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature or that is clearly marked or labeled (or otherwise adequately identified) as being confidential information of Loan Parties and their Subsidiaries, provided, that such term does not include information that (a) was publicly known or otherwise known to Lender prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Lender or any Person acting on its behalf, (c) otherwise becomes known to Lender other than through disclosure by any Loan Party or any Subsidiary, or (d) constitutes financial statements delivered hereunder that are otherwise publicly available. Lender will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by Lender in good faith to protect confidential information of third parties delivered to it, provided, that Lender may deliver or disclose Confidential Information to:

               (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the Term Loan);
               (ii) its financial advisors and other professional advisors who are advised to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8.23;
               (iii) any other Lender or other assignees and participants (including prospective assignees and participants), provided that any such assignee or participant or prospective assignee or participant agrees to maintain the confidentiality of such information in the same manner as provided for this Section 8.23; or
               (iv) any other Person (including auditors and other regulatory officials) to which such delivery or disclosure may be necessary or appropriate (A) to comply with any applicable law, rule, regulation or order, (B) in response to any subpoena, examination, or other legal process, (C) in connection with any litigation to which Lender is a party or (D) if an Event of Default shall have occurred and remain outstanding, to the extent Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies hereunder, under any other Loan Documents, under any applicable Law or in equity. Each assignee and participant of Lender’s interest, by its execution and delivery of documents to evidence its assignment or participation (as the case may be), will be deemed to have agreed to be bound by, and to be entitled to the benefits of, inter alia, this Section 8.23.
               (v) nothing contained in the foregoing shall prevent or limit the ability of Lender to announce the closing of the transactions under this Agreement.
     8.24 Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     8.25 Company Guarantors. The Company Guarantors, although not borrowers hereunder, have signed this Agreement to indicate their acknowledgment of, and agreement to be bound by, the representations, warranties and covenants contained herein (to the extent such representations, warranties and covenants apply to the Subsidiary Guarantors) and to assign and grant to Lender the Lien on their respective assets and properties as set forth in Section 2.6.
[This space intentionally left blank — signature page follows]

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

LENDER:	BHC INTERIM FUNDING III, L.P.
	By:	BHC Interim Funding Management III, L.P.,
its General Partner
	By:	BHC Investors III, L.L.C.,
its Managing Member
	By:	GHH Holdings III, L.L.C.

	By: Name:	/S/ GERALD H. HOUGHTON Gerald H. Houghton
	Title:	Managing Member

BORROWERS:	DIGITAL RECORDERS, INC.

	By: Name:	/S/ DAVID L. TURNEY David L. Turney
	Title:	CEO/President

TWINVISION OF NORTH AMERICA, INC.

	By: Name:	/S/ DAVID L. TURNEY David L. Turney
	Title:	CEO/President

COMPANY GUARANTOR:	DRI CORPORATION

	By: Name:	/S/ DAVID L. TURNEY David L. Turney
	Title:	CEO/President
Signature Page to Loan and Security Agreement

S-1

Exhibit 10.4
Exhibit A

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT (AS HEREINAFTER DEFINED) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION IN REASONABLY ACCEPTABLE FORM AND SCOPE TO THE COMPANY OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER THE SECURITIES ACT OR ANY OTHER LAWS OR THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Warrant No. [ ]	Dated: As of June 30, 2008
WARRANT
     (A) THIS IS TO CERTIFY THAT, for value received, BHC INTERIM FUNDING III, L.P., a Delaware limited partnership, or its registered assigns, (the “Holder”) is entitled to purchase from DRI CORPORATION, a North Carolina corporation (the “Company”), at any time on or after the date hereof and before 5:00 p.m. (New York time) on June 30, 2013, Three Hundred Fifty Thousand (350,000) fully paid and non-assessable shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”) at a price (the “Exercise Price”) equal to $2.99 per share, representing a premium of 5% over the volume weighted average trading price of the Common Stock for the five trading days immediately prior to the Issuance Date (as hereinafter defined), payable as provided below and subject to adjustment pursuant to Article III hereof. The shares of Common Stock issuable upon exercise of this Warrant are herein called the “Warrant Shares”.
     (B) This Warrant is the Warrant referred to in the Loan and Security Agreement (as hereinafter defined) and is issued pursuant to the Loan and Security Agreement. Each capitalized term used and not otherwise defined in this Warrant shall have the meaning assigned to it in the Loan and Security Agreement (as hereinafter defined).
     (C) Certain terms used in this Warrant are defined in Article V hereof.
     ARTICLE I — EXERCISE OF WARRANT
     1.1. Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company at its principal place of business (a) this Warrant, (b) a written notice in substantially the form of the Subscription Notice attached hereto, of the Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased (which shall be a whole number of shares in an amount not less than 50,000 shares if such exercise is for less than all the Warrant Shares then issuable hereunder), and (c) payment of the Exercise Price with respect to such Warrant Shares. Such payment may be made, at the option of the Holder, either (x) by cash, certified or bank cashier’s check or wire transfer in an amount equal to the product of the Exercise Price times the number of Warrant Shares as to which this Warrant is being exercised, or (y) by a “cashless exercise” of this Warrant, in which event the Holder shall receive from the Company the number of Warrant

2

Shares equal to the number of Warrant Shares as to which this Warrant is being exercised minus the number of Warrant Shares having an aggregate value (determined by reference to the Fair Market Value of a share of Common Stock on the Business Day immediately prior to the date of such exercise), equal to the product of the Exercise Price times the number of Warrant Shares as to which this Warrant is being exercised.
     The Company shall, as promptly as practicable and in any event within five (5) Business Days after receipt of such notice and payment, at the Company’s expense, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the Warrant Shares so acquired. The certificate or certificates so delivered shall be in such denominations as may be specified in such notice (which shall not be less than 50,000 shares per certificate unless less than 50,000 shares are being issued), and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice, subject to payment of any applicable transfer taxes. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of Warrant Shares, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock issuable under this Warrant, which new Warrant shall, in all other respects, be identical to this Warrant. The Company shall pay all expenses, stamp, documentary and similar taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants under this provision.
     In lieu of delivering physical certificates representing the Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Past Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Holder, by crediting the account of Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“WAC”) system within three (3) Business Days after receipt of the applicable notice and payment. The parties agree to coordinate with DTC to accomplish this objective.
     1.2. Warrant Shares to Be Fully Paid And Nonassessable. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof.
     1.3. Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant shall, unless at the time of exercise such shares are registered under the Securities Act or subject to a valid exemption from registration, bear the following legend:
“This security has not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be sold or offered for sale unless registered or qualified under the Act and any applicable state securities laws or unless the Company receives an opinion in reasonably acceptable form and scope to the

3

Company of counsel reasonably satisfactory to the Company that registration, qualification or other such actions are not required under the Act or any other laws or that an exemption from such registration is available.”
     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of legal counsel selected by the Holder of such certificate (who may be an employee of such Holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.
     1.4. Authorization; Capitalization. The Company hereby represents, warrants and/or covenants, as applicable, to and with the Holder as follows: The Company has duly reserved, and will keep available for issuance upon exercise of this Warrant, the total number of Warrant Shares deliverable from time to time upon exercise of this Warrant in its entirety. The Company will not take any actions during the term of this Warrant that would result in any adjustment to the Warrant Shares or issue any shares of Common Stock or other securities if the Fully-Diluted Shares would exceed the total number of shares of Common Stock then authorized for issuance by the Company. The Company will not, so long as this Warrant has not been fully exercised, change the par value of its Common Stock without the prior written consent of the Holder, not to be unreasonably withheld. The issuance of the Warrant Shares has been duly authorized and, when issued and sold in accordance with this Warrant, the Warrant Shares will be validly issued, fully paid and non-assessable. As of the date of issuance of this Warrant (the “Issuance Date”), except as set forth on Exhibit A, the Company has not issued and there are no outstanding (a) shares of Common Stock, (b) shares of preferred stock, options or warrants to acquire any shares of capital stock of the Company, and (c) no other shares of capital stock of the Company or any securities exercisable for, convertible into or exchangeable for shares of capital stock of the Company or any rights, options or warrants to purchase any shares of capital stock of the Company or any securities exercisable for, convertible into or exchangeable for shares of capital stock of the Company. Neither the issuance of this Warrant nor the issuance of the Warrant Shares upon exercise of this Warrant violates or conflicts or will violate or conflict with the Company’s Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or any Federal or State law.
     ARTICLE II — TRANSFER. EXCHANGE AND REPLACEMENT OF WARRANTS
     2.1. Ownership of Warrant. The Company shall deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article II.
     2.2. Transfer of Warrants. The Company agrees to maintain at its principal office the books for the registration of transfers of the Warrant, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Company, together with (a) a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural Person) signatures

4

guaranteed by a bank or trust company or a broker or dealer registered with the NASD, provided, however, that so long as no Event of Default exists under the Loan and Security Agreement, the Holder may not assign all or any part of this Warrant to any Person other than an Affiliate of the Holder without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, (b) funds sufficient to pay any transfer taxes payable upon such transfer, and (c) an Investment Representation Letter executed by the proposed transferee. Upon surrender and, if required, such payment, the Company shall promptly execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment and shall issue to the assignor a new Warrant or Warrants evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. The Company shall permit the Holder to inspect the warrant registration books from time to time during normal business hours at the Company. The Holder shall pay all fees (including reasonable attorney’s fees), costs and expenses associated with any transfer of this Warrant requested by the Holder.
     2.3. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.
     2.4. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants of like tenor upon presentment to the Company of this Warrant and of any Warrant or Warrants with which this Warrant is to be combined, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued (which shall not be less than 50,000 shares per Warrant), signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.2 above as to any transfer or assignment which may be involved in the division or combination, the Company shall promptly execute and deliver a new Warrant in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
     2.5. Expenses of Delivery of Warrant. The Company shall pay all reasonable expenses, stamp, documentary and similar taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of the Warrants.
     2.6. Representations of Holder. On the date hereof, the Holder shall sign an Investment Representation Letter substantially in the form of Exhibit A attached hereto, as the same may be amended from time to time to correspond to the definition of “accredited investor” under Regulation D promulgated under the Securities Act (an “Investment Representation Letter”). The Company shall not be required to transfer the Warrants in whole or in part to any Person who does not execute an Investment Representation Letter.
     2.7. Financial Statements And Other Information. Promptly upon transmission thereof, the Company will deliver to each Holder copies of any and all financial statements, proxy statements, notices and other reports as it may send to its shareholders and copies of all registration statements and all reports which it files with the Commission (or any governmental

5

body or agency succeeding to its functions). Transmission of information required by this Section 2.7 can be made by e-mail of the corresponding internet link on the SEC web site of any filings.
     ARTICLE III — REORGANIZATION RECLASSIFICATION AND LIQUIDATION
     3.1. Reorganization, Reclassification and Liquidation.
          (a) In the case of any reorganization or reclassification of the Common Stock or in the case of any consolidation of the Company with, or merger of the Company with, another Person, or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entity, or on the occurrence of any other Change of Control, the holder of this Warrant shall thereafter have the right upon exercise to receive the kind and amount of shares of stock and Other Securities and property receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock which the holder of this Warrant would have received had all Warrant Shares issuable upon exercise of this Warrant been issued immediately prior to such reorganization, reclassification, consolidation, merger or sale, at a price equal to the Exercise Price then in effect pertaining to this Warrant (the kind, amount and price of such stock and Other Securities to be subject to adjustment as herein provided).
          (b) In case the Company shall effect a dissolution following any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entity or any other Change of Control, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1(a) hereof, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, New York as trustee for the Holder (the “Trustee”).
          (c) In case the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise thereof, make a distribution of assets (other than cash) or securities of the Company to its stockholders (the “Distribution”) the Holder shall be entitled, upon the exercise thereof, to receive, in addition to the Warrant Shares it is entitled to receive, the same kind and amount of assets or securities as would have been distributed to it in the Distribution had it been the holder of record of the shares of Common Stock receivable upon exercise of this Warrant on the record date for determination of those entitled to receive the Distribution. The Company shall give the Holder fourteen (14) days notice prior to setting the record date for any such Distribution.
          (d) Upon any reorganization, reclassification or liquidation (and any dissolution following any transfer) referred to in this Section 3.1, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Warrant Shares and property receivable on the exercise of this Warrant after the consummation of such reorganization, reclassification or liquidation or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of a transfer to any person as a result of a Change of Control. In the event

6

this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3.1, then the Warrant Shares and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder or the Trustee as contemplated by Section 3.1(b).
     3.2. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of Common Stock (or Common Stock Equivalents) as a dividend or other distribution on outstanding Common Stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 3.2. The number of Warrant Shares that the Holder will thereafter be entitled to receive shall be adjusted to a number determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 3.2) be issuable by a fraction of which (x) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 3.2) be in effect, and (y) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 3.2).
     3.3. Dilutive Issuance. If the Company, at any time while this Warrant is outstanding, shall: (a) offer, sell, or grant any option to any Person to purchase its Common Stock or Common Stock Equivalents; (b) offer, sell or grant to any Person any right to reprice its Common Stock Equivalents; or (c) otherwise dispose of or issue any Common Stock or Common Stock Equivalents to any Person, other than the issuance of options and shares of Common stock at any time pursuant to any of the Company’s existing equity compensation plans or pursuant to any of the Company’s existing Common Stock Equivalents (each an “Exempt Issuance”); and in any case set forth in clauses (a), (b) and (c) at a price per share or effective per share of Common Stock less than the Exercise Price (such issuances collectively a “Dilutive Issuance”), as adjusted hereunder, then the Exercise Price shall be adjusted to equal the product obtained by multiplying the then effective Exercise Price by a fraction, the numerator of which is the sum of (x) the Fully Diluted Shares immediately prior to a Dilutive Issuance and (y) the quotient obtained by dividing the aggregate consideration received or to be received by the Company with respect to the Dilutive Issuance by the then effective Exercise Price and the denominator of which is the sum of the Fully Diluted Shares and the number of shares of Common Stock subject to the Dilutive Issuance. If any adjustment to the Exercise Price is to be made pursuant to this paragraph, the Company shall give prompt notice thereof to the holder together with the adjustment calculation.
     3.4. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Common Stock Equivalents) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a

7

statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Common Stock Equivalents) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of Warrant Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Bolder and any Warrant agent of the Company (appointed pursuant to Section 5.5 hereof).
     ARTICLE IV — REGISTRATION RIGHTS
     4.1. Registration on Request.
          (a) At any time, upon the written request of the holder or holders of a majority of the outstanding Registrable Securities (the “Initiating Holders”), requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders’ Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, who shall have the right to request that their Registrable Securities be included in the registration statement requested pursuant to this Section 4.1 upon written notice to the Company made within twenty (20) days after receipt of the Company’s written notice. Thereupon, the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register for disposition in accordance with the intended method of disposition stated in the Initiating Holder’s request; all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid), of the Registrable Securities to be so registered, which shall be paid for by the Company in accordance with Section 4.1(c) below.
          (b) Registrations under this Section 4,1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Initiating Holders’ request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.
          (c) The Initiating Holders will be entitled to request two registrations pursuant to this Section 4.1 for which the Company will pay all Registration Expenses. A registration requested pursuant to this Section 4.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided, that a registration which does not become effective after being filed by the Company pursuant to this Section 4.1 solely by reason of the refusal to proceed by the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of the Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is subject to a stop order, injunction or other order of the Commission or other governmental agency or court suspending the effectiveness of such registration statement for any reason, other than by reason of

8

misstatements or omissions made or not made in the registration statement in reliance upon and in conformity with written information furnished to the Company by a Holder of Registrable Securities specifically for use in the preparation of such registration statement, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by any Holder of Registrable Securities participating in the offering. Except as provided in Section 4.1(c)(i} above, whether or not the registration becomes effective, the Company will pay all Registration Expenses in connection with any registration so initiated.
          (d) If a requested registration pursuant to this Section 4.1 involves an underwritten offering, and the managing underwriter shall advise the Company (with a copy of any such notice to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities proposed to be sold for the account of the Company) exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holders, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, pro rata among such holders requesting such registration on the basis of the number of such securities requested to be included by such holders, (ii) second, all shares proposed to be included by the Company in such registration and (iii) third, all shares other than Registrable Securities (any such shares with respect to any registration, “Other Securities”) requested to be included in such registration by the holder or holders thereof.
          (e) The Company may suspend any registration requested pursuant to this Section 4.1 one time per registration for a single period of up to ninety (90) days upon notice to the holders of Registrable Securities whose Registrable Securities are covered by the registration statement requested pursuant to this Section 4.1 that, in the good faith determination of the Board of Directors of the Company, the registration and sale at such time of the Registrable Securities requested to be so registered would not be in the best interests of the Company, provided that notwithstanding such suspension, the Company shall continue to diligently process the preparation of the documentation required for such registration. No registration shall be requested pursuant to this Section 4.1 during the period from the date of the notice to the Holders pursuant to Section 4.1(a) above of the Company’s intention to register securities until the expiration of the lockup period specified in Section 4.4(b) below, or, if earlier, the date of the Company’s notice pursuant to the proviso to the second sentence of Section 4.2(a) below.
     4.2. Incidental Registration.
          (a) If the Company at any time proposes to register any of its securities under the Securities Act (other than (x) by a registration on Form S-4 or S-8 or any successor or similar forms) or (y) pursuant to Section 4.1 above) whether for its own account or for the account of the holder or holders of any other shares of the Company’s Common Stock, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders’ rights under this Section 4.2 Upon the written request of any such holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of

9

disposition thereof), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder of Registrable Securities entitled to request that such registration be effected as a registration under Section 4.1 above, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration affected under this Section 4.2 shall relieve the Company of its obligation to effect any registration upon request under Section 4.1 above, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 4.1 above. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 4.2.
          (b) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 4.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in this Section 4.2, use its commercially reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration and all other holders of any Other Securities in respect of such underwritten offering, by letter of its belief that inclusion in such distribution of all or a specified number of the securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities and such Other Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and holders of such Other Securities, reduce pro rata (if and to extent stated by such managing underwriter to be necessary to eliminate such effect) first the number of Registrable Securities that have been requested be included in such registration statement and second the number of Other Securities that have been requested be included in such registration statement so that the resultant aggregate number of such Registrable Securities and Other Securities so included in such registration, together with the number of securities to be included in the registration for the account of the Company, shall be equal to the number of securities stated in such managing underwriter’s letter.

10

     4.3. Registration Procedures.
          (a) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.1 above or Section 4.2 above, the Company shall, as expeditiously as possible:
               (i) prepare and file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act) within the later of forty-five (45) days after the end of the fiscal quarter of the Company within which requests for registration may be given to the Company or the date the Company files its quarterly report on Form 10-Q for such period provided that such 10-Q is filed on a timely basis taking into account all possible extension periods, except in the case where requests for registration may be given in the Company’s fourth fiscal quarter, in which case the filing shall be within the later of ninety (90) days after the end of such quarter or the date the Company files its annual report on Form 10-K for the Fiscal Year then ended, provided that such 10-K is filed on a timely basis taking into account all possible extension periods, or a registration pursuant to Section 4.1 above, in which case the filing shall be made as soon as possible after the initial request of an Initiating Holder of Registrable Securities or in any event within sixty (60) days after such request, unless such request is made during the Company’s fourth fiscal quarter, in which case the filing shall be within the later of ninety (90) days after the end of such quarter or the date the Company timely files its annual report on Form 10-K for the Fiscal Year then ended and thereafter use its commercially reasonable efforts to cause such registration statement to become and remain effective. Before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel;
               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (x) in the case of a registration pursuant to Section 4.1 above, the expiration of one hundred twenty (120) consecutive days after such registration statement becomes effective, and (y) in the case of a registration pursuant to Section 4.2 above, the expiration of ninety (90) consecutive days after such registration statement becomes effective;
               (iii) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and of copies of the prospectus contained in such registration statement supplement thereto (in each case including all exhibits), such number (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the Public Sale or other disposition of the Registrable Securities owned by such seller;

11

               (iv) use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under blue sky or similar laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;
               (v) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;
               (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, if any, of
                    (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration is in connection with an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to a majority in interest of such seller, and
                    (B) a “comfort” letter, dated the effective date of such registration statement (and, if such registration is in connection with an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein);
               (vii) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:
                    (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;
                    (B) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;
                    (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose; and

12

                    (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sate under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;
               (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company’s discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
               (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;
               (x) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
               (xi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;
               (xii) use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any Common Stock is then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its commercially reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two reputable market makers to register as such with respect to such Registrable Securities with the NASD or alternatively to arrange for a reputable market maker to sponsor the Common Stock on the OTC Bulletin Board; and
               (xiii) If any Registrable Securities shall not have a CUSIP number, then the Company shall use its commercially reasonable efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration.

13

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing for purposes of preparing the relevant registration statement and amendments and supplements thereto.
          (b) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4.3(a)(viii) above, such holder will forthwith discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.3(a)(viii) above. In the event the Company shall give any such notice, the periods specified in Section 4.3(a)(ii) above shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by of Section 4.3(a)(viii) above.
          (c) if any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require, in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.
          (d) Within five (5) days of (x) receipt of any written agreement, stop order, proceeding or notification referred to in Section4.3(vii)(B), (C) and (D) above, or (y) the withdrawal of any underwriter(s), the Company shall notify the Holder in writing of such event, and the Holder shall thereupon have full and complete access to such underwriter(s) with respect to all matters and information of and concerning the Company in the possession of such underwriter(s).
     4.4. Underwritten Offerings.
          (a) If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested pursuant to Section 4.1 above, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 4.5 below. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement.
          (b) Each Holder of Registrable Securities agrees by acquisition of its Registrable Securities not to sell, make any short sale of, loan, grant any option for the purchase of, effect any Public Sale or distribution of or otherwise dispose of any equity securities of the Company, during the ten (10) days prior to and the one hundred eighty (180) days after the

14

effective date of any registration statement filed Pursuant under to Section 4.1 above or Section 4.2 above which involves an underwritten offering, except as part of such registered underwritten offering, whether or not such Holder participates in such offering, and except as otherwise permitted by the managing underwriter of such registered underwritten (if any), provided, that such “lock-up” period shall not be greater than the shortest lock-up period restricting other selling shareholders of the Company in such registration. Each Holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 4.4(b).
          (c) The Company agrees (x) not to sell, make any short sale of, loan, grant any option for the purchase of, effect any Public Sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten (10) days prior to and the ninety (90) days after the effective date of any registration statement filed pursuant to Section 4.1 above or Section 4.2 above which involves an underwritten offering, except (i) as part of such registered offering, (ii) pursuant to registration statements on Form S-4 or S-8 or any successor or similar forms thereto, or (iii) as otherwise permitted by the managing underwriter of such registered offering (if any), and (y) to use all reasonable efforts to cause each “affiliate” (as defined under Rule 144 promulgated under the Securities Act) and each holder of five percent (5%) or more of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company (other than in a public offering) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any Public Sale or distribution of or otherwise dispose of such securities during such period except as part of such registered underwritten offering; provided that no Holder of Registrable Securities included in any registered underwritten offering shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.
          (d) No Person may participate in any registered underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Person or a majority of the Persons entitled to approve such arrangements and (ii) completes and executes all agreements, questionnaires, indemnities and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.
     4.5. Indemnification.
          (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities whose Registrable Securities are covered by any registration statement, its directors and officers and each other Person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto,

15

or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in the preparation thereof. In addition, the Company shall indemnify any underwriter of such offering and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act in substantially the same mariner and to substantially the same extent as the indemnity herein provided to each indemnified party. Such indemnity shall remain in fall force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by such holder.
          (b) Each prospective seller of Registrable Securities hereunder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 4.5) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereof, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. The amount payable by any prospective seller of Registrable Securities with respect to the indemnification set forth in this Section 4.5(b) in connection with any offering of securities will not exceed the amount of net proceeds received by such prospective seller pursuant to such offering.
          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 4.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 4.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying

16

party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.
          (d) If the indemnification provided for in the this Section 4.5 is unavailable to an indemnified party in respect of any expense, loss, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchaser bear to the gain realized by the selling Holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriter and parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the proviso contained in the first sentence of Section 4.5(a) above, and in no event shall the obligation of any indemnifying party to contribute under this Section 4.5(d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.5(a) or Section 4.516) above had been available under the circumstances.
     The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4.5(d) were determined by pro rata allocation (even if the Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as

17

a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.
     Notwithstanding the provisions of this Section 4.5(d), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities, or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 1.1(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     4.6. Rule 144. The Company agrees to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.
     ARTICLE V — DEFINITIONS
     The following terms, as used in this Warrant, have the following meanings:
     “Affiliate” has the meaning set forth in the Loan and Security Agreement.
     “Business Day” means any day excluding Saturday, Sunday and any day on which banking institutions located in New York are authorized by law or other governmental action to be closed, unless there shall have been an offering of Common Stock registered under the Securities Act, in which case “Business Day” means (a) if Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which Common Stock is listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.
     “Change of Control” has the meaning set forth for such term in the Loan and Security Agreement.
     “Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.
     “Common Stock” has the meaning set forth in paragraph (A) of this Warrant.

18

     “Common Stock Equivalents” means any options, warrants or other agreement to sell or issue any shares of Common Stock to any person and any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.
     “Company” has the meaning set forth in paragraph (A) of this Warrant. “Dilutive Issuance” has the meaning set forth in Section 3.3.
     “Distribution” has the meaning set forth in Section 3.1(c) of this Warrant.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     “Exercise Price” has the meaning set forth in paragraph (A) of this Warrant.
     “Fair Market Value” of a share of Common Stock as of any date of determination means:
     (A) if the Common Stock is traded on an exchange or is quoted on the NASDAQ National Market System, then the average of the closing or last sale prices, respectively, reported for the twenty (20) trading days ended immediately preceding the determination date; or
     (B) if the Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the average of the closing bid and asked prices reported for the twenty (20) trading days ended immediately preceding the determination date; or
     (C) Except as provided in Clause (D) below, if the Company’s common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement, by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of Persons qualified by education and training to pass on the matter to be decided; or
     (D) If the date of determination of the Fair Market Value is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s organizational documents, then all amounts to be payable per share to holders of the Common Stock pursuant to the organization documents in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the organization documents, assuming for the purposes of this Clause (D) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at such date of determination.
     “Fiscal Year” means each twelve month period ending on the last day of December in each year.
     “Fully Diluted Shares” means (i) the total number of shares of Common Stock issued and outstanding, (ii) all Warrant Shares; (iii) all shares of Common Stock then issuable upon exercise

19

of all outstanding options or warrants to purchase Common Stock or upon the exercise, conversion or exchange of all other outstanding securities which are exercisable for or convertible into or exchangeable for shares of Common Stock or Common Stock Equivalents.
     “Holder” has the meaning set forth in paragraph (A) of this Warrant.
     “Initiating Holders” has the meaning set forth in Section 4.1(a) of this Warrant.
     “Investment Representation Letter” has the meaning set forth in Section 2.2 of this Warrant.
     “Issuance Date” has the meaning set forth in Section 1.4 of this Warrant.
     “Loan and Security Agreement” means the Loan and Security Agreement, dated as of even date herewith, by and among Holder as Lender, Digital Recorders, Inc, and Twinvisions of North America, Inc. as Borrowers, and DRI Corporation as Company Guarantor, as may be amended, restated, supplemented or otherwise modified from time to time.
     “Material Adverse Effect” means a material adverse effect upon /or material adverse developments with respect to (a) the validity or enforceability against a Loan Party, as defined in the Loan and Security Agreement, of a Loan Document to which it is a party, (b) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of any Loan Parry, (c) any Loan Party’s ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (d) the value of the Collateral, or Lender’s Liens on the Collateral or the priority of any such Lien or (e) the practical realization of the benefits of Lender’s rights and remedies under the Loan and Security Agreement and the Loan Documents.
     “NASD” means The National Association of Securities Dealers, Inc.
     “NASDAQ” means The National Association of Securities Dealers, Inc. Automated Quotation System.
     “Other Securities” means any shares of capital stock (other than Common Stock) and other securities of the Company or any other Person which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant in lieu of or in addition to the Common Stock or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.
     “Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.
     “Public Sale” means any sale of capital stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any successor provision then in effect) adopted under the Securities Act.

20

     “Registrable Securities” means any Warrant Shares (whether outstanding or into which the Warrants are exercisable) until the date (if any) on which such Warrant Shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or, such Warrant Shares can be sold without registration pursuant to Rule 144 promulgated under the Securities Act and without compliance with the volume limitations of such Rule.
     “Registration Expenses” means, other than underwriting discounts and commissions, all expenses incident to the Company’s performance of or compliance with Section 4.1 through Section 4.6 hereof, including (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with federal and state securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) all messenger telephone and delivery expenses, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and “cold comfort” letters required by or incident to such performance and compliance, (vi) the fees and disbursements of any one counsel and any one accountant retained by the holder or holders of more than 50% of the Registrable Securities being registered, (or, in the case of any registration effected pursuant to Section 4.1 hereof, as the Initiating Holders shall have selected to represent all holders of the Registrable Securities being registered), (vii) the fees and expenses of the “qualified independent appraiser” participating in an offering pursuant to Section 3 of the Schedule to the Bylaws of the NASD, (viii) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance (ix) fees and expenses of other Persons retained by the Company, (x) internal expenses of the Company (including without limitation, all salaries and expenses of officers and employees of the Company performed legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of listing on any securities exchange, and (xiii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but not including underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include (i) salaries of the Company personnel or general overhead expenses of the Company, (ii) auditing fees, (iii) premiums or other expenses relating to liability insurance required by underwriters of the Company, or (iv) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by the Company in the ordinary course of its business or would have been incurred by the Company had no public offering taken place.
     “Securities Act” means the Securities Act of 1933, as amended, and any successor Federal statute and the rules and regulations of the Securities and Exchange Commission (or its successors) thereunder, all as the same shall be in effect from time to time.
     “Warrant” means the Warrant to purchase all or part of the Common Stock issued by the Company in connection with the Loan and Security Agreement,
     “Warrant Shares” has the meaning set forth in paragraph (A) of this Warrant.

21

     All references herein to “days” shall mean calendar days unless otherwise specified.
     ARTICLE VI — MISCELLANEOUS
     6.1. Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Eastern standard time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, five (5) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to Company:	DRI Corporation 13760 Noel Road, Suite 830 Dallas, Texas 75240

Attention: Stephen P. Slay Facsimile: (214) 378-8437

With a copy to:	Andrews Kurth LLP
1717 Main Street, Suite 3700 Dallas, Texas 75201

Attention: Quentin Collin Faust, Esq.
Facsimile: (214) 659-4828

If to Holder:	BHC Interim Funding III, L.P.
444 Madison Avenue, 256 Floor New York, New York 10022

Attention: Gerald H. Houghton, Managing Partner
Facsimile: (212) 753-7730
E-mail for Section 2.7: ghoughton@brookshoughton.com

With a copy to:	Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174

Attention: George N. Abrahams, Esq. Facsimile: (212) 885-5001
     6.2. Waivers, Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

22

No notice or demand on the Company in any case shall entitle the Company to any other or fixture notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the prior written consent of the Company and a majority in interest of the Holders.
     Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section shall be binding upon the holders of this Warrant upon each future Holder thereof and upon the Company. In the event of any such amendment, modification or waiver, the Company shall give prompt notice thereof to all Holders of this Warrant and, if appropriate, notation thereof shall be made on all Warrant thereafter surrendered for registration of transfer or exchange.
     6.3. Governing Law. THIS WARRANT AND ALL MATTERS RELATED HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     6.4. Transfer; Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant made by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not. This Warrant and all of the Holder’s rights hereunder, shall be transferable and assignable by the Holder hereof in whole, or from time to time in part, to any other Person, subject to the restrictions on transferability contained herein and under the applicable securities laws, provided however, that Holder may not assign its rights to a competitor of the Company and the provisions of this Warrant shall be binding upon the Company and its successors and assigns, provided that the Company may not assign this Warrant, its rights or obligations hereunder without the Holder’s prior written consent and inure to the benefit of the Holder hereof and its successors and assigns.
     6.5. Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Warrant Shares on the exercise of this Warrant pursuant to Section 1.1, exchanging this Warrant pursuant to Section 2.2, and replacing this Warrant pursuant to Section 2.3 or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.
     6.6. Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     6.7. Section Headings. The Section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

23

     6.8. Right to Specific Performance. The Company acknowledges and agrees that in the event of any breach of the covenants and agreements contained in this Warrant, the Holder would be irreparably harmed and could not be made whole only by the award of monetary damages. Accordingly, the Company agrees that the Holder, in addition to any other remedy to which the Holder may be entitled at law or equity, will be entitled to seek and obtain an award of specific performance of any of such covenants and agreements.
     6.9. Consent to Jurisdiction. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO HOLDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS WARRANT, SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS WARRANT. IF THE COMPANY PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF NEW YORK, THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THE COMPANY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY, AT THE COMPANY’S ADDRESS AS MOST RECENTLY NOTIFIED BY THE COMPANY IN WRITING TO THE HOLDER AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.
     6.10. Waiver Of Jury Trial. THE COMPANY AND HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT. THE COMPANY AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS WARRANT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND HOLDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     6.11. Survival. The obligations of the Company under Article IV shall survive the exercise or other termination of the Warrant.
[Signatures Appear on Following Page]

24

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

DRI CORPORATION
By:
Name:
Title:

Accepted as of the day and year first above written:

BHC INTERIM FUNDING III, L.P.

By:	BHC Interim Funding Management III, LT., its General Partner

	By:	BHC Investors III, L.L.C., its Managing Member

		By:	GHH Holdings III, L.L.C.

By:
Gerald H. Houghton
Managing Member

As to Articles IV and VI: DRI CORPORATION
By:
Name:
Title:

Warrant — Signature Page

SUBSCRIPTION FORM
(To be executed by the Registered Holder if he desires to exercise the Warrant)
TO:      [                                                            ]
     The undersigned hereby exercises the right to purchase:*
(a)	the Warrant Shares covered by the attached Warrant;

(b)	Warrant Shares
in accordance with the terms and conditions thereof, and herewith makes payment of the Exercise Price for such Warrant Shares in full,
Please deliver Warrant Shares by:
☐	Certificates as follows

☐	DWAC as follows:

Signature Name: Address:

Dated:

*	Delete (a) or (b), whichever is inapplicable.

ASSIGNMENT
(To be executed by the Registered Holder if he desires to exercise the Warrant)
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto [                                        ] the right to purchase [     ] percent of the Warrant Shares of [                    ] evidenced by the within Warrant, and does hereby irrevocably constitute and appoint [                                        ] Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

Signature Address:

Dated:
In the Presence of.

EXHIBIT A
INVESTOR REPRESENTATION LETTER
     Pursuant to this Investor Representation Letter (this “Agreement”), the undersigned (“Holder”) represents and warrants to [              ] (“Company”) as follows (Capitalized terms used, but not defined herein, have the meanings assigned to them in the Warrant dated as of [               ] [   ], 2008 executed and delivered by the Company):
     1. Authority. Holder has all requisite power and authority to enter into this Agreement and perform Holder’s obligations hereunder. The execution, delivery and performance of this Agreement by Holder have been duly authorized by all necessary action, corporate, partnership, or otherwise, on the part of Holder. This Agreement has been duly executed and delivered by the Holder and is a legal, valid and binding agreement of Holder, enforceable against the Holder in accordance with its terms (except as enforceability may be limited by laws of bankruptcy or insolvency and general equitable principles).
     2. No Conflicts. The execution, delivery and performance of this Agreement by Holder will not conflict with or result in the breach of any term or provision of, or violate or constitute a default under any charter provision, bylaw, partnership agreement or similar organizational document of Holder, or under any agreement, instrument, order, judgment, decree, law or regulation to which the Holder is a party or by which Holder is in any way bound or obligated.
     3. Approvals. No permit, authorization, notice, consent or approval is required in connection with the execution, delivery or performance by Holder of this Agreement.
     4. Investment Representations.
          (a) Holder understands that the representations and warranties set forth in this Paragraph 4 are being provided to, and relied upon by, the Company to determine whether the Warrants and the Warrant Shares may be sold to Holder pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D thereunder and similar exemptions from applicable state securities laws.
          (b) Information contained herein as it relates to Holder is complete and accurate in all material respects and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering and sale of securities as described in this Agreement.
          (c) Holder is acquiring the Warrants and the Warrant Shares for Holder’s own account, for investment and not with a view to the distribution.
          (d) Holder understands that the Warrants and the Warrant Shares have not been registered under the Securities Act or with any state authority, and that neither the Securities and Exchange Commission nor any state securities commission has approved any of the Warrants and the Warrant Shares or passed upon or endorsed the merits of the offering or sale of the Warrants and the Warrant Shares or confirmed the accuracy or determined the adequacy of any materials or information presented or made available to Holder in connection with this transaction, none of which has been reviewed by any federal, state or other regulatory authority.
          (e) Holder acknowledges that the documents, records, and books, including the Memorandum, pertaining to the investment in the Warrants and the Warrant Shares have been made available for inspection by Holder and, if requested, Holder’s attorney, financial advisor, accountant, purchaser representative or tax advisor (collectively, the “Advisors”), and that the Company has advised the undersigned to consult with Holder’s Advisors regarding the terms of this investment and suitability of the investment in light of Holder’s financial considerations and needs, and after due consideration, Holder has determined that the investment in the Warrants and the Warrant Shares is suitable.
          (f) Holder and Holder’s advisors have had the opportunity to obtain nay additional information necessary to verify the accuracy of the information contained in documents received or reviewed in connection with the purchase of the Warrants and the Warrant Shares and have had the opportunity to meet with representatives of the Company and to have them answer questions and provide additional information regarding the terns and conditions of this investment and the finances, operations, business and prospects of the Company deemed relevant by Holder, and any such questions have been answered and requested information provided to Holder’s full satisfaction.
          (g) Holder understands that Holder must bear the economic risk of an investment in the Warrants and the Warrant Shares indefinitely because none of the Warrants and the Warrant Shares may be sold, pledged or otherwise transferred unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available, and that each certificate or agreement representing the Warrants and the Warrant Shares issuable upon exercise of the Warrant will bear substantially the following legend until such restriction is no longer required by law:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION IN REASONABLY ACCEPTABLE FORM AND SCOPE TO THE COMPANY OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS OR THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS SECURITY IS ALSO SUBJECT TO CERTAIN ADDITIONAL TRANSFER RESTRICTIONS PROVIDED FOR IN THE WARRANT THE EXERCISE OF WHICH RESULTED IN THE ORIGINAL ISSUANCE OF THIS SECURITY, A COPY OF WHICH RESTRICTIONS SHALL BE FURNISHED TO THE HOLDER HEREOF BY THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE.

          (h) Holder has a sufficient net worth to sustain a loss of Holder’s entire investment in the Warrants and the Warrant Shares in the event such a loss should occur and Holder’s overall commitment to investments that are not readily marketable is not excessive in view of Holder’s net worth and financial circumstances.
          (i) Holder (including all partners and equity holders in the case of a Holder that is a corporation or partnership) is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act, with which Holder is familiar. Holder has initiated each of the following which is applicable to Holder:
(i)	Holder has significant prior investment experience, including investment in non-listed and non-registered securities, and is knowledgeable about investment considerations in start-up companies. Holder has such knowledge and experience in financial, tax, and business matters so as to enable Holder to utilize the information made available to Holder to evaluate the merits and risks of an investment in the Warrant and the Warrant Shares and to make an informed investment decision with respect thereto.

(ii)	Holder is a natural person who had individual income of more than $200,000 in each of the most recent two years or joint income with spouse in excess of $300,000 in each of the most recent two years and reasonably expects to reach that same income level for the current year, “Income” for purposes hereof should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a federal income tax return, increased by (A) any deduction of long-term capital gains under Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”); (B) any deduction for depletion under Section 611 et. seq. of the Code; (C) any exclusion for interest under Section 103 of the Code; and (D) any losses of a partnership as reported on Schedule E of Form 1040). If a California resident, Holder’s investment in the Warrant and the Warrant Shares does not exceed ten percent (10%) of Holder and spouse’s joint net worth,

(iii)	Holder is a natural person whose individual net worth (i.e., total assets in excess of total liabilities) or joint net worth with spouse will at the time of purchase of the Warrant and the Warrant Shares be in excess of $1,000,000,

(iv)	Holder is not a natural person and Holder certifies that it is an “accredited investor” because it meets one of the additional qualifying conditions specified in Regulation D, which is specifically that Holder is:

(v)	Holder is a corporation or partnership and each of its shareholders or partners meets at least one of the following conditions:

(A) each shareholder or partner is a natural person who falls within at least one of the categories described in 4(i)(i) or (ii) above, or
(B) each shareholder or partner is a corporation, partnership or other entity which meets the description of at least one of the organizations described in 4(i)(i) above.
(vi)	Holder is a revocable trust established by its beneficiary and the grantor falls within one of the categories described in 4(i)(i) or (ii) above.

Dated:
(Signature)

EXHIBIT B
COMPLIANCE CERTIFICATE
(Letterhead of Borrowers}
COMPLIANCE CERTIFICATE FOR THE PERIOD ENDING                , 20
BHC Interim Funding III, L.P., as bender444 Madison Avenue
25th Floor
New York, New York 10022
     The undersigned, the [Chief Financial Officer] [Controller] of DRI Corporation (“DRI”) on behalf of DRI, Digital Recorders, Inc. (“DR”) and TwinVision of North America, Inc. (“TVna”, and together with DR and DRI, the “Loan Parties”, and each, a “Loan Party”), gives this certificate to BHC INTERIM FUNDING III, L.P., as Lender (in such capacity, the “Lender”), in accordance with the requirements of Section 5.1 of that certain Loan and Security Agreement dated as of June ___, 2008, among the Loan Parties, and the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used in this certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.
     1. Based upon my review of the financial statements of the Borrowers for the [fiscal year/fiscal quarter/month] ending                      , 20___, copies of which are attached hereto, I hereby certify that:
a)	Section 6.1 of the Loan Agreement, is [satisfied/not satisfied] as any such additional Indebtedness complies with the provisions of Section 6.1.

b)	Section 6.4 of the Loan Agreement (Dividends and Distributions) is [satisfied/not satisfied] as no Loan Party has made dividends and distributions in violation of Section 6.4 of the Loan Agreement.

c)	Section 6.16 of the Loan Agreement (Investments) is [satisfied/not satisfied] as there are $[_______] (if none, so state) outstanding.

d)	Section 6.16 of the Loan Agreement (Loans) is [satisfied/not satisfied] as no advances, loans or extensions of credit have been made except as provided under Section 6.16 of the Loan Agreement.

e)	Section 6.18(a) of the Loan Agreement, the Aggregate Indebtedness, is [satisfied/not satisfied] as __________ is [less/more] than the allowable aggregate amount of $[_______] during or at the end of the relevant fiscal quarter.

f)	Section 6.18(b) of the Loan Agreement, the Fixed Charge Coverage Ratio, is [satisfied/not satisfied] at ________ to 1.00 when compared to the required [_______] to 1.00 as of the end of each quarter, for the twelve month period ending on the last day of the relevant fiscal quarter. Appended hereto are calculations which set forth Loan Parties’ calculation of said covenant.

g)	Section 6.18(c) of the Loan Agreement, Net Worth, is [satisfied/not satisfied] as __________ is [less/more] than the allowable aggregate amount of $[_______] at all times during and at the end of the relevant fiscal quarter.

h)	Section 6.18(d) of the Loan Agreement, the Leverage Ratio, is [satisfied/not satisfied] at __________ to 1.00 when compared to the required [_______] to 1.00 as of the end of the relevant quarter. Appended hereto are calculations which set forth Loan Parties’ calculation of said covenant.

i)	Section 6.18(e) of the Loan Agreement, Capital Expenditures, is [satisfied/not satisfied] as $[_______] is [less/more] than the allowable aggregate amount of $[_______] during the relevant fiscal year.

j)	Section 6.18(f) of the Loan Agreement, EBITDA, is [satisfied/not satisfied] as $[_______] is [less/more] than the allowable amount of $[_______] for the twelve month period ending on the last day of the relevant fiscal quarter.

k)	Section 6.20 of the Loan Agreement (Leases) is [satisfied/not satisfied] as $[_______] [does/does not] increase the aggregate annual rental payments for all leased property $100,000 in any one fiscal year in the aggregate for all Loan Parties.
     2. No Default exists on the date hereof, other than [if none, so state]; and
     3. No Event of Default exists on the date hereof, other than [if none, so state]; and
     4. As of the date hereof, to the best of my knowledge, Borrowers are in compliance in all material respects with all federal, state and local Environmental Laws other than those areas of non-compliance and the proposed action Borrowers will implement in order to achieve full compliance as set forth on Schedule A attached hereto.
[Signature page follows this page]

DRI CORPORATION
By:
Name:
Title:

SCHEDULE A
None.

SCHEDULE 1.1(A)
LIEN
Lease of HAAS Vertical Machining Center, Model VF-6/40 including 10,000 rpm Spindle, 20-hp from CNC Associates. UCC-1 recorded 8/6/04 with NC Secretary of State, File No. 20040078488B.
GMC Lease for 2008 Chevrolet Tahoe, VIN 1GNFC13018R146599 dated March 7, 2008 — June 6, 2011.
2003 Chrysler Town and Country Van, VIN 2C4GP44363R117386 (as of May 31, 2008, $1,950.80 owed on Note to Chase Auto Finance)

SCHEDULE 3.1(A)
CLOSING DELIVERIES
Lender to complete

SCHEDULE 4.1(A)
ORGANIZATION AND POWERS
DRI Corporation — a North Carolina corporation
Digital Recorders, Inc. — a North Carolina corporation
TwinVision of North America, Inc. — a North Carolina corporation

SCHEDULE 4.1(B)
CAPITALIZATION
DRI Corporation: Common Stock authorized — 25,000,000
     Preferred Stock authorized — 4,967,700
          Series AAA authorized — 20,000
          Series D authorized — 30,000
          Series E authorized — 500
          Series F authorized — 400
          Series G authorized — 600
          Series H authorized — 600
          Series I authorized — 200
          Series J authorized — 250
     See outstanding capitalization table below
Twin Vision of North America, Inc. — common stock authorized — 100,000 — 100% owned by DRI Corporation
Digital Recorders, Inc. — common stock authorized — 100,000 — 100% owned by DRI Corporation
Robinson Turney International, Inc. — common stock authorized 100,000 — 100% owned by DRI Corporation

		Shares Issued and	DRI
	Shares authorized	Outstanding	Ownership %	DRI Shares
DRI Europa AB	(A)	100,000	100%	100,000
Mobitec AB — sub of DRI Europa AB	(B)	100,000	100%	100,000
Mobitec GmbH — sub of DRI Europa AB	30,000	30,000	100%	30,000
Mobitec Pty — subsidiary of Mobitec AB	1	1	100%	1
Mobitec Ltda — subsidiary of Mobitec AB	360,000	360,000	50%	180,000
Castmaster Mobitec India Private Limited — Subsidiary of Mobitec AB	250,000	250,000	51%	127,500

(A):	The Articles of Association authoize stock in a monetary value with a minimum of 5,000,000 SEK and a maximum of 20,000,000 SEK.

(B):	The Articles of Association authoize stock in a monetary value with a minimum of 100,000 SEK and a maximum of 400,000 SEK.
DRI Common Stock, Warrants, Convertibles and Preferred Stock
Potential “All-In” Calculation Summary — As of May 31, 2008

Instrument	Quantity	Remarks
Common:
Common — Beginning of Year	11,187,993
Common stock issued to Directors and key executive managers in lieu of compensation - October-December 2007	6,855
Series AAA Conversion (6 shares at $5.50)	5,454

Instrument	Quantity	Remarks
Series E Conversion (5 shares at $3.00)	8,333
Employee stock option conversion	1,980
Common stock issued to Directors and key executive managers in lieu of compensation - January-March 2008	10,815
Total Common	11,221,430
Convertibles:
Higgins ‘02 Conv Debt ($0.25M)	227,273	Converts at $1.10; converted at Closing
Series E Conv Preferred	133,333	Conv. at $3.00; Face $5K; 80 Shares; 7% Div.
Series AAA Preferred	150,909	$5.50 Conversion Price (166 Shares Remaining Outstanding)
Series G Conv Preferred	945,701	$2.21 Conversion Price (418 Shares Remaining Outstanding)
Series H Conv Preferred	144,230	$2.08 Conversion Price (60 Shares Remaining Outstanding)
Series J Conv Preferred	199,115	$2.26 Conversion Price (90 Shares Remaining Outstanding)
Total Convertibles:	1,800,561
Potential With Conversion	13,021,991	Outstanding & Potentially Outstanding w/ Conversion
Warrants and Options:
Warrants	1,036,998	Ave Exercise ±$4.65 (See below)
Stock Option Plan (Old)	322,600	Ave Exercise Price approx $2.69; Plan now expired
Stock Option Plan (New)	484,870	Out of 675,000 Authorized; Wtd Ave Strike Price @ $2.37
Total Warrants & Options	1,844,468
Potential “All-In”	14,866,459
Authorized Common Shares	25,000,000
Warrants & Weighted-Average Exercise Price — as of May 31, 2008

Holder	Quantity	Strike @
Roth Capital I	62,500	@ $10.25 = $640,625 (Expires 09) (6 months before trading possible!; + placement fee)
Roth Placements	125,000	@ $8.80 = $1,100,000 (Expires 09) (8 Entities — rights under private placement; S-3)
Roth Capital II	120,773	@ $5.28 = $637,681 (Expires 09) (6 months before trading possible!; + placement fee)
Riverview Group LLC	241,546	@ $6.00 = $1,449,276 (Expires 09) ( 6 months before trading possible)
K. Laday	2,500	@ $3.19 = $7,975 (Expire 10) (SBP service)
Dolphin Offshore Partners, L.P.	240,000	@ $2.21 = $530,400 (Expire 10) (related to Series G)
John D. Higgins	55,000	@ $2.02 = $111,100 (Expire 10) (related to Series H)
Transit Vehicle Technology Investments, Inc.	93,750	@ $1.60 = $150,000 (Expire 11) (related to Series I)
Laurus Master Fund, Ltd.	80,000	@ $2.00 = $160,000 (Expire 11) (related to Term note)
Fairview Capital Ventures, LLC.	15,929	@ $2.26 = $35,999 (Expire 12) (related to Series J)

Total Warrants	1,036,998	Average Exercise Price Approximately $4.65

Under the 2003 Stock Option Plan 984,000 options can be issued of which 600,000 will be issued before 6/30/08 with the balance to be issued over the next 2 years.
365,000 new warrants are to be issued to BHC Interim Funding III, L.P.

SCHEDULE 4.2
CONSENTS
None

SCHEDULE 4.3(B)
PRO FORMA AND PROJECTIONS
DRI Corporation
U.S. Consolidated 2008 Statement of Cash Flow — Forecasted July – December 2008

	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
	July	August	September	Q3	October	November	December	Q4

Cash flows from operating activities:
Net income (loss)	***	***	***	***	***	***	***	***
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization of property and equipment	***	***	***	***	***	***	***	***
Amortization of intangible assets	***	***	***	***	***	***	***	***
Amortization of the fair value of warrants	***	***	***	***	***	***	***	***
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable	***	***	***	***	***	***	***	***
(Increase) decrease in inventories	***	***	***	***	***	***	***	***
Increase in prepaids and other current assets	***	***	***	***	***	***	***	***
Decrease in accounts payable	***	***	***	***	***	***	***	***
Increase (decrease) in accrued expenses	***	***	***	***	***	***	***	***

Net cash provided by (used in) operating activities	***	***	***	***	***	***	***	***

Cash flows from investing activities:
Purchases of property and equipment	***	***	***	***	***	***	***	***
Investments in software development	***	***	***	***	***	***	***	***
Proceeds from note receivable	***	***	***	***	***	***	***	***

Net cash provided by (used in) investing activities	***	***	***	***	***	***	***	***

Cash flows from financing activities:
Payment of dividends on Preferred stock	***	***	***	***	***	***	***	***
Proceeds from bank borrowings and lines of credit	***	***	***	***	***	***	***	***
Principal payments on bank borrowings and lines of credit	***	***	***	***	***	***	***	***
Equity advancement to Mobitec AB	***	***	***	***	***	***	***	***

Net cash provided by (used in) financing activities	***	***	***	***	***	***	***	***

Net increase in cash and cash equivalents	***	***	***	***	***	***	***	***

Cash and cash equivalents at beginning of period	***	***	***	***	***	***	***	***

Cash and cash equivalents at end of period	***	***	***	***	***	***	***	***

***	Confidential material redacted and filed separately with the Commission.

DRI Corporation
U.S. Consolidated 2009 — 2010 Statement of Cash Flow — Forecasted

Forecast
2009
Cash flows from operating activities:
Net income (loss)	***
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	***
Amortization of intangible assets	***
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable	***
(Increase) decrease in inventories	***
Increase in prepaids and other current assets	***
Increase in accounts payable	***
Increase (decrease) in accrued expenses	***

Net cash provided by (used in) operating activities	***

Cash flows from investing activities:
Purchases of property and equipment	***
Investments in software development	***

Net cash used in investing activities	***

Cash flows from financing activities:
Proceeds from bank borrowings and lines of credit	***
Principal payments on bank borrowings and lines of credit	***

Net cash provided by (used in) financing activities	***

Net increase in cash and cash equivalents	***

Cash and cash equivalents at beginning of period	***

Cash and cash equivalents at end of period	***

***	Confidential material redacted and filed separately with the Commission.

DRI Corporation and Subsidiaries
Consolidated Balance Sheet June 2008 — Projected

Forecast
June
ASSETS
Current Assets:
Cash and cash equivalents	***
Trade accounts receivable, net	***
Other receivables	***
Inventories	***
Prepaids and other current assets	***

Total current assets	***

Property and equipment, net	***
Goodwill, net	***
Intangible assets, net	***
Deferred tax assets, net	***
Other assets	***

TOTAL ASSETS	***

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Lines of credit	***
Loan Payable	***
Accounts payable	***
Accrued expenses	***
Current portion of foreign tax settlement	***
Preferred stock dividends payable	***

Total current liabilities	***

Long-term debt and capital leases, less current maturities	***

Foreign tax settlement, long-term	***
Deferred tax liabilities	***
Minority interest in consolidated subsidiary	***

Shareholders’ Equity:
Preferred Stock	***
Common stock	***
Additional paid-in capital	***

***	Confidential material redacted and filed separately with the Commission.
Consolidated Balance Sheet

DRI Corporation and Subsidiaries
Consolidated Balance Sheet June 2008 — Projected

Forecast
June
Accumulated other comprehensive income — foreign currency translation	***
Accumulated deficit	***

Total shareholders’ equity	***

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	***

***	Confidential material redacted and filed separately with the Commission.
Consolidated Balance Sheet

SCHEDULE 4.4
INDEBTEDNESS
1.	Laurus Master Fund, Ltd. Senior debt to be paid off on the Closing Date.

2.	PNC Bank Senior Facility

3.	Handelsbanken Senior Facility

SCHEDULE 4.5
EQUIPMENT AND INVENTORY
Chief Executive Office:

13760 Noel Road, Suite 830	Landlord: St. Noel, LP
Dallas, TX 75240 (Dallas County)	P.O. Box 650759
Dallas TX 75265-0759

(Some office equipment and business records)
Manufacturing Facility:

4018 Patriot Drive	Landlord: Property Reserve, Inc.
One Park Center, Suite 100	6340 Quadrangle Dr.
Durham, NC 27703 (Durham County)	Suite 150
Raleigh, NC 27619
(Inventory, equipment and office equipment)
Mr. Juan Castelan (service technician)
11748 Rincon Drive
Whittier, CA 90606 (de minimus inventory held by service technician at his home)

SCHEDULE 4.6
NAMES
On June 13, 2007, the shareholders of Digital Recorders, Inc. voted to amend the articles of incorporation to change the name to DRI Corporation. Thereafter, on August 1, 2007, the corporation formed Digital Recorders, Inc., as a subsidiary of the parent corporation (DRI Corporation) from which the systems business operates.

SCHEDULE 4.7
LOCATIONS; FEIN
DRI Corporation — a North Carolina corporation (Parent) — EIN — 56-1362926
Digital Recorders, Inc.- a North Carolina corporation (Subsidiary of Parent)
EIN — 80-0199815
TwinVision of North America, Inc. — a North Carolina corporation (Subsidiary of Parent)
EIN — 56-1980572

DRI Corporation — Chief Executive Office:	Landlord: St. Noel, LP
13760 Noel Road, Suite 830	P.O. Box 650759
Dallas, TX 75240 (Dallas County)	Dallas TX 75265-0759
(Some office equipment and business records are located here)
DRI Corporation, Digital Recorders, Inc., and TwinVision of North America, Inc. — Manufacturing Facility: Landlord: Property Reserve, Inc.

4018 Patriot Drive	6340 Quadrangle Dr.
One Park Center, Suite 100	Suite 150
Durham, NC 27703 (Durham County)	Raleigh, NC 27619
(Inventory, equipment and office equipment)
Mr. Juan Castelan (service technician)
11748 Rincon Drive
Whittier, CA 90606 (de minimus inventory held by service technician at his home)

SCHEDULE 4.9
LITIGATION; ADVERSE FACTS
None; however, there is a disclosure in our Form 10-K under Risks Related to Human Resources and Employment Relations (page 18). On April 1, 2006, DRI Corporation entered into a contractual relationship with The Castleton Group (“Castleton”), a professional employment organization (“PEO”), whereby Castleton provided payroll processing and personnel administrative services and became the employer of record for all of DRI’s U.S.- based workforce, as well as that of 89 other companies employing approximately 6,000 people. DRI received notice on January 2, 2008 that DRI’s contractual relationship with Castleton was terminated effective November 30, 2007, which coincided with the pay period end date of the final payroll processed by Castleton. Castleton had been deemed insolvent by the North Carolina Department of Insurance and on December 22, 2007, Castleton filed for Chapter 7 Bankruptcy protection in the Eastern District of North Carolina. Allegations exist that Castleton failed to properly discharge its responsibilities to various government agencies, pension companies and insurers (DRI only used Castleton for payroll, not any benefits). To date, DRI is unable to obtain or estimate what obligations, if any, Castleton failed to perform as the information is unavailable from the Bankruptcy Trustee or other source. DRI made all payments required under its contract with Castleton to Castleton. No contact from any governmental agency has been made regarding any potential or asserted liability of DRI Corporation. DRI filed a protective claim for an undetermined amount in the Chapter 7 bankruptcy. DRI has also discussed with its D & O insurer potential coverage under that policy for any losses that may arise in the future; however, no formal claim has been made as DRI has been advised such would be premature under the facts as they exist.

SCHEDULE 4.11
AGREEMENTS
1.	Parent has executive employment agreements with Dave Turney, Steve Slay, Rob Taylor, Larry Hageman, Bill Fay as described in Parent’s 10K.

2.	Parent has guaranteed this Loan and Security Agreement

3.	Loan Parties have a senior debt facility with Laurus Master Fund, Ltd. which will be replaced by PNC Bank on the Closing Date.

SCHEDULE 4.12
PENSION BENEFIT PLANS AND MULTIEMPLOYER PLANS
401K Plan
Parent also has a 2003 Stock Option Plan
Parent has a Health Plan for employees

SCHEDULE 4.13
INTELLECTUAL PROPERTY
Digital Recorders, Inc.
Trademarks

			Owner		Registration or
Title	Country	Business Unit	Applicant	Docket No.	Grant Number	Grant Date	Status
Digital Recorders & Design	USA	Digital Recorders	Digital Recorders, Inc.	27747	2,683,020	02/04/2003	Registered
DR500C+	USA	Digital Recorders	Digital Recorders, Inc.	27751	2,902,980	11/16/2004	Registered
DR600	USA	Digital Recorders	Digital Recorders, Inc.	27752	3,018,300	11/22/2005	Registered
TALKING BUS	USA	Digital Recorders	Digital Recorders, Inc.	27737	1,796,858	10/05/1993	Registered
VacTell	European Community	Digital Recorders	Digital Recorders, Inc.	27765	4689543	10/17/2006	Granted
VacTell	Mexico	Digital Recorders	Digital Recorders, Inc.	27768	916961	01/26/2006	Registered
Pending Trademarks

			Owner		Application	Application
Title	Country	Business Unit	Applicant	Docket No.	Number	Date	Status
Advanced Technology. Enhancing Mobility. Enabling Security.	USA	DRI Public Company	Digital Recorders, Inc.	700800/3031	78/635,663	05/24/2005	Pending
LiveLook-In	USA	Digital Recorders	Digital Recorders, Inc.	27759	78/771,572	12/12/2005	Allowed
VacTell	USA	Digital Recorders	Digital Recorders, Inc.	27757	78/688,045	08/08/2005	Allowed
VacTell	Australia	Digital Recorders	Digital Recorders, Inc.	27766	1083428	10/31/2005	Pending
VacTell	Brazil	Digital Recorders	Digital Recorders, Inc.	27767	827964331	12/02/2005	Allowed
VacTell	Canada	Digital Recorders	Digital Recorders, Inc.	27764	1277913	11/01/2005	Pending
Advanced Technology. Enhancing Mobility & Security.	USA	DRI Public Company	Digital Recorders, Inc.	27755	78/635,663	05/24/2005	Allowed
TwinVision of North America, Inc.
Trademarks
TwinVision of North America, Inc. does not own any registered trademarks.

Pending Trademarks

			Owner	Docket	Application	Application
Title	Country	Business Unit	Applicant	No.	Number	Date	Type	Status
Tomorrow’s Technology Coloring Today’s Transit	USA	TwinVision na, Inc.	TwinVision na, Inc.	27754	76/636,317	04/18/2005	Trademark	Allowed
DRI Corporation
Trademarks

Title	Registration Number	Registration Date
ELYSE	2,166,496	06/16/1998
TRANSITVISION	77/366,755	01/08/2008
TWINVISION	2,166,426	06/16/1998
Digital Recorders, Inc.
Copyrights

Title	Reg. No.	Reg. Date	Owner of Record
Digital Recorders, Inc.	TXU 836-205	01/23/1998	Digital Recorders, Inc.
Digital audio filters and transcribers for noisy voice recordings	TXU 719-161	12/15/1995	Digital Recorders, Inc.
TwinVision of North America, Inc.
Copyrights

Title	Reg. No.	Reg. Date	Owner of Record
Elyse	TXU 791-201	03/26/1997	TwinVision na, Inc.
Digital Recorders, Inc.
Patents

			Owner		Registration or		Renewal or
Title	Country	Business Unit	Applicant	Docket No.	Grant Number	Grant Date	Expire Date
Urban Transit Vehicle Microphone Housing	USA	Digital Recorders	Digital Recorders, Inc.	27713	D429,719	08/22/2000	8/22/2014
Retainer Clip for Ribbon Cable Connectors	USA	TwinVision na, Inc.	Digital Recorders, Inc.	27709	6,851,964	02/08/2005	6/3/2023
LED Sign Cover and Method of Manufacture	USA	TwinVision na, Inc.	Digital Recorders, Inc.	27707	7,287,878	10/30/2007	7/4/2024
Public Address System and Method for an Urban Transit Vehicle	USA	Digital Recorders, Inc.	Digital Recorders, Inc.	27708	7,068,795	06/27/2006	10/16/2020
PENDING PATENTS

			Owner		Application	Application
Title	Country	Business Unit	Applicant	Docket No.	Number	Date	Status
Public Address System and Method for an Urban Transit Vehicle	USA	Digital Recorders, Inc.	Digital Recorders, Inc.	27710	10/880,811	06/30/2004	Pending
Security System and Method for Mass Transit Vehicles	USA	Digital Recorders, Inc.	Digital Recorders, Inc.	27844	11/469,777	09/01/2006	Pending
Rapid Messaging Protocol Wireless Network Data Communication System	USA	Digital Recorders, Inc.	Digital Recorders, Inc.	28022	11/610,417	12/13/2006	Pending
Verint Video Solutions, Inc. Integrator Distribution Agreement

SCHEDULE 4.14
BROKER’S FEES
Morgan Joseph & Co., Inc. has a financial advisory and investment banking services agreement with DRI Corporation.

SCHEDULE 4.15
ENVIRONMENTAL COMPLIANCE
None

SCHEDULE 4.18
INSURANCE CERTIFICATES

SCHEDULE 4.20
BANK ACCOUNTS

DRI Corporation	06/11/2008

BANK NAME	ACCOUNT NAME	ACCOUNT NO.	TYPE
LaSalle Bank N.A. 135 South LaSalle Street; Chicago IL 60603	Digital Recorders AP Account	***	Deposit /Adminstration of Analysis Fees for Blocked Accts

LaSalle Bank N.A. 135 South LaSalle Street; Chicago IL 60603	TwinVision Blocked Account	***	Lockbox / Deposit

LaSalle Bank N.A. 135 South LaSalle Street; Chicago IL 60603	Digital Recorders Blocked Account	***	Lockbox / Deposit

LaSalle Bank N.A. 135 South LaSalle Street; Chicago IL 60603	Digital Audio Corporation AP Acct	***	Not Active

RBC Bank PO Box 1220 Rocky Mount NC 27802	Digital Recorders, Inc.	***	Deposit Acct

Wachovia 1525 West WT Harris Blvd Charlotte NC 28262-8522	Digital Recorders, Inc.	***	Operating Account

Wachovia 1525 West WT Harris Blvd Charlotte NC 28262-8522	Digital Recorders, Inc. Payroll Acct	***	Not Active

***	Confidential material redacted and filed separately with the Commission.

SCHEDULE 4.21
SUBSIDIARIES
Digital Recorders, Inc. — a North Carolina corporation (Subsidiary of Parent)
TwinVision of North America, Inc. — a North Carolina corporation (Subsidiary of Parent)
Robinson Turney International, Inc. — a Texas corporation (Subsidiary of Parent — shell)
DRI Europa AB, foreign subsidiary of DRI Corporation
DRI Europa AB has the following wholly-owned subsidiaries:
Mobitec AB
Mobitec Australia Pty Ltd. — is wholly-owned subsidiary of Mobitec AB
Mobitec GmbH
Mobitec Brazil Ltda (50% ownership) by Mobitec AB
Cast Master Mobitec India Private Limited (51% ownership by Mobitec AB and Mobitec GmbH)

SCHEDULE 4.22
EMPLOYEE MATTERS
None.

SCHEDULE 4.24
RECEIVABLES AND PAYABLES

SCHEDULE 4.27
LOANS TO INSIDERS
None

SCHEDULE 4.29
LICENSES AND PERMITS
None

SCHEDULE 5.8
INSURANCE
See St. Paul Fire & Marine Insurance Company, Policy Number: *** effective through 12/31/08 and evidence of payment of premium.

***	Confidential material redacted and filed separately with the Commission.

SCHEDULE 5.16(i)
CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS
DRI has a promissory note for the sale of its wholly-owned subsidiary, Digital Audio Corporation (“DAC”) that occurred on April 30, 2007. The promissory note is being pledged to PNC Bank.

SCHEDULE 5.16(ii)
INVESTMENT PROPERTY AND COMMODITY CONTRACTS
None

SCHEDULE 5.16(iii)
LETTERS OF CREDIT AND LETTER OF CREDIT RIGHTS
None

SCHEDULE 5.16(iv)
COMMERCIAL TORT CLAIMS
None

SCHEDULE 6.2
GUARANTIES
DRI Europa AB guarantees the Handelsbanken loan.
Parent guarantees the PNC Bank, National Association loan.
Parent guarantees the BHC Interim Funding III, L.P.

SCHEDULE 6.16
PERMITTED INVESTMENTS
Mobitec AB has a joint venture with Castmaster Mobitec India Private Limited; there is no required funding commitment in the Agreement. Any future investment is subject to each party’s financial ability to comply; otherwise, erosion of equity position could result unless mutual lending agreements were made.